                                                                    EXHIBIT 2.19



        ------------------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION

                    dated as of the 27th day of March, 1997

                                  by and among

                              F.Y.I. INCORPORATED

                          MMS ESCROW ACQUISITION CORP.

                      MMS ESCROW AND TRANSFER AGENCY, INC.

                                      and

                         the SHAREHOLDERS named herein


        ------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
1.       THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Delivery and Filing of Certificate of Merger/Consolidation . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3     Articles of Incorporation, By-laws and Board of Directors
                 of Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4     Certain Information With Respect to the Capital Stock of
                 the Company, FYI and Newco . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.5     Effect of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

2.       CONVERSION OF STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.1     Manner of Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.2     Calculation of FYI Shares for the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.3     Earnings Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

3.       DELIVERY OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.1     Delivery Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

4.       CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
         THE SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         (A)     Representations and Warranties of the Company and
                 the Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         5.1     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         5.2     Organization, Existence and Good Standing of the Company . . . . . . . . . . . . . . . . . . . . . .   6
         5.3     Capital Stock of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         5.4     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         5.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         5.6     Accounts and Notes Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.7     Permits and Intangibles.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.8     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         5.9     Assets and Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.10    Real Property Leases; Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.11    Environmental Laws and Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.12    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.13    No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.14    Government Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.15    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.16    Litigation and Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.17    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.18    Intellectual Property Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.19    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         5.20    Employees; Employee Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.21    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.22    Interests in Customers, Suppliers, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.23    Business Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.24    Officers and Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.25    Bank Accounts and Powers of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.26    Pooling-of-Interests Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.27    Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.28    Continuity of Business Enterprise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.29    Spin-off by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.30    Pooling Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.31    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.32    Prospectus: Securities Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         (B)     Representations and Warranties of the Shareholders.  . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.33    Authority; Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.34    Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.35    No Intention to Dispose of FYI Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.36    Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.37    Validity of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.38    Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

6.       REPRESENTATIONS OF FYI AND NEWCO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.1     Due Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.2     FYI Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.3     Validity of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.4     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.5     No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.6     Capitalization of FYI and Ownership of FYI Stock . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.7     Transactions in Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.8     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.9     Business; Real Property; Material Agreements; Financial
                 Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.10    Conformity with Law and Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.11    No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.12    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
         SHAREHOLDERS AND THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.1     Representations and Warranties; Performance of Obligations . . . . . . . . . . . . . . . . . . . . .  28
         7.2     Satisfaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.3     No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.4     Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.5     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.6     Good Standing Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.7     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF FYI AND
         NEWCO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         8.1     Representations and Warranties; Performance of Obligations . . . . . . . . . . . . . . . . . . . . .  29
         8.2     Satisfaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.3     No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.4     Examination of Final Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.5     Repayment of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.6     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.7     Shareholder Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.8     Termination of Related Party Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.9     Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.10    Noncompetition Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.11    Affiliate Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.12    Closing Under Related Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.13    Broker Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.14    Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.15    Release of Financing Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.16    Good Standing Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.17    Approval of Board of Directors of FYI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.18    Credit Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.19    Accountant's Letter with Respect to Pooling of Interests Accounting  . . . . . . . . . . . . . . . .  32
         8.20    No Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

9.       COVENANTS OF THE PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.1     Permitted Payments by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.2     Preservation of Tax and Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.3     Preparation and Filing of Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9.4     Covenants of the Company Concerning Termination of S Election  . . . . . . . . . . . . . . . . . . .  33
         9.5     Nomination of Shareholder to FYI Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.6     Company Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.7     Receivables Guaranteed.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.8     Registration of FYI Stock; 1933 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         9.9     Economic Risk; Sophistication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         9.10    Pooling Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.11    Termination of Shareholders' Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

10.      INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         10.1    FYI Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         10.2    Environmental Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         10.3    Employee Compensation and Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         10.4    Shareholder Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         10.5    Indemnification for Certain Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         10.6    Notice of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         10.7    Right to Defend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         10.8    Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         10.9    Satisfaction of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

         10.10  Limitations of Indemnification; Proportionate Payments  . . . . . . . . . . . . . . . . . . . . . . .  46

11.      GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         11.1    Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         11.2    Survival of Covenants, Agreements, Representations and Warranties  . . . . . . . . . . . . . . . . .  47
         11.3    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         11.4    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         11.5    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         11.6    Brokers and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         11.7    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         11.8    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         11.9    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11.10   Exercise of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11.11   Schedules to this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         11.12   Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         11.13   Reformation and Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         11.14   Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         11.15   Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         11.16   Tax Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                   SCHEDULES


1.3(d)           Officers of the Surviving Corporation
5.2              Jurisdictions of Qualification and Company Charter Documents
5.3              Capital Stock
5.5              Financial Statements and Contingent Liabilities
5.6              Accounts and Notes Receivable
5.7              Permits and Intangibles
5.8              Taxes
5.8(s)           Joint Ventures and Partnerships
5.9              Assets and Properties
5.10             Real Property Leases
5.11             Environmental Matters
5.12(a)          Contracts
5.12(b)          Contract Defaults
5.15             Consents
5.16             Litigation
5.18             Intellectual Property Rights
5.19             Employee Benefit Plans
5.20             Employee Matters
5.21             Insurance
5.22             Affiliated Entities
5.23             Business Relations
5.24             Officers and Directors
5.25             Bank Accounts
5.26             Acquisitions of Company Stock
5.27             Absence of Certain Changes
5.28             Predecessor Information
5.30             Pooling Representation Letter
5.33             Liens on Stock
6.6              FYI Capital Stock
6.8              FYI Subsidiaries
6.9              FYI Financial Information
6.10             FYI Compliance with Laws
6.11             No Violations by FYI
8.4              Adjustments to Net Worth
8.7              Continuing Obligations
8.8              Continuing Related Party Agreements
11.6             Brokers and Agents

                                    ANNEXES

I                Shareholders of the Company
II               Aggregate Consideration to be paid to the Shareholders
III              FYI Charter Documents
IV               Opinion of Counsel to FYI and Newco
V                Shareholder Release
VI               Opinion of Counsel to the Company
VII              Noncompetition Agreements
VIII             Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of the 27th day of March 1997, by and among F.Y.I. INCORPORATED, a Delaware corporation ("FYI"), MMS ESCROW ACQUISITION CORP., a Delaware corporation ("Newco"), MMS ESCROW AND TRANSFER AGENCY, INC., a Michigan corporation (the "Company"), CRAIG F. MONCHER, KYLE C. KERBAWY and the shareholders listed on Annex I hereto (each of Messrs. Moncher and Kerbawy and such shareholders referred to herein as a "Shareholder" and collectively the "Shareholders"), with the shareholders listed on Annex I constituting all the shareholders of the Company.

         WHEREAS, Newco is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on March 4, 1997, and is a wholly-owned subsidiary of FYI, a corporation organized and existing under the laws of the State of Delaware;

         WHEREAS, the respective Boards of Directors of Newco and the Company (which together are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that Newco merge with and into the Company pursuant to this Agreement and the applicable provisions of the laws of the State of Michigan and of the State of Delaware, such transaction sometimes being herein called the "Merger";

         WHEREAS, the Boards of Directors of FYI, Newco and the Company have approved and adopted this Agreement as a plan of reorganization within the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, the Boards of Directors of each of the Constituent Corporations intend for this reorganization to be accounted for as a "pooling of interests";

         NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       THE MERGER

         1.1 DELIVERY AND FILING OF CERTIFICATE OF MERGER/CONSOLIDATION. The Constituent Corporations will cause a Certificate of Merger/Consolidation with respect to the Merger (the "Certificate of Merger") to be signed, verified and delivered to the Department of Consumer and Industry Services, Corporation, Securities and Land Development Bureau of the State of Michigan and, if required, a similar filing to be made with the relevant authorities in the State of Delaware, on or before the Closing Date (as defined in Section 4).

         1.2 EFFECTIVE TIME OF THE MERGER. The "Effective Time of the Merger" shall be the Closing Date as defined in Section 4. At the Effective Time of the Merger, Newco shall be merged with and into the Company, in accordance with the Certificate of Merger, the separate existence of Newco shall cease and the corporate name of the Company shall continue to be MMS Escrow and Transfer Agency, Inc. The Company shall be the surviving party in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation." The Merger will be effected in a single transaction.

         1.3 ARTICLES OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF SURVIVING CORPORATION. At the Effective Time of the Merger:

                 (a) The Articles of Incorporation of the Company then in effect shall become the Articles of Incorporation of the Surviving Corporation; and subsequent to the Effective Time of the Merger, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until changed as provided by law;

                 (b) The By-laws of Newco then in effect shall become the By-laws of the Surviving Corporation; and subsequent to the Effective Time of the Merger, such By-laws shall be the By-laws of the Surviving Corporation until they shall thereafter be duly amended;

                 (c) The Board of Directors of the Surviving Corporation shall consist of the following persons:

                                           Ed H. Bowman, Jr.
                                           Thomas C. Walker
                                           David Lowenstein
                                           Kyle C. Kerbawy
                                           Craig F. Moncher

         The Board of Directors of the Surviving Corporation shall hold office subject to the provisions of the laws of the State of Michigan and of the Articles of Incorporation and By-laws of the Surviving Corporation; and

                 (d) The officers of the Surviving Corporation shall be the persons set forth on Schedule 1.3(d) hereto, each of such officers to serve, subject to the provisions of the Articles of Incorporation and By-laws of the Surviving Corporation and the terms of any employment agreement executed by any such officer, until such officer's successor is duly elected and qualified.

         1.4 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY, FYI AND NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the Company, FYI and Newco as of the date of this Agreement are as follows:

                 (a) As of the date of this Agreement, the authorized capital stock of the Company consists of fifty thousand (50,000) shares of Common Stock, $1.00 par value per share (the "Company Stock"), of which one thousand (1,000) shares are issued and outstanding;

                 (b) As of February 14, 1997, the authorized capital stock of FYI consists of twenty-six million (26,000,000) shares of Common Stock, $.01 par value per share ("FYI Stock"), of which eight million seven hundred eighty thousand and forty-two (8,780,042) shares are issued and outstanding, and one million (1,000,000) shares of Preferred Stock, $.01 par value per share, of which no shares are issued and outstanding; and

                 (c) As of the date of this Agreement, the authorized capital stock of Newco consists of 3,000 shares of Common Stock, $.01 par value per share ("Newco Stock"), of which ten (10) shares are issued and outstanding.

         1.5 EFFECT OF MERGER. At the Effective Time of the Merger, the effect of the Merger shall be as provided in the applicable provisions of the Michigan Business Corporation Act and the General Corporation Law of the State of Delaware. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the Company shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of Newco shall be merged with and into the Company, and the Company, as the Surviving Corporation, shall be fully vested therewith. At the Effective Time of the Merger, the separate existence of Newco shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to the Company and Newco shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Company and Newco; and the title to any real estate, or interest therein, whether by deed or otherwise, vested in the Company and Newco, shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the Company and Newco and any claim existing, or action or proceeding pending, by or against the Company or Newco may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in their place. Neither the rights of creditors nor any liens upon the property of the Company or Newco shall be impaired by the Merger, and all debts, liabilities and duties of the Company and Newco shall attach to the Surviving Corporation, and may be enforced against such Surviving

Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by such Surviving Corporation.

2.       CONVERSION OF STOCK

         2.1     MANNER OF CONVERSION.  The manner of converting the shares of
(a) the Company Stock and (b) Newco Stock, each as issued and outstanding immediately prior to the Effective Time of the Merger, respectively, into (i) FYI Stock and (ii) shares of Common Stock, $.01 par value per share, of the Surviving Corporation, shall be as follows:

         As of the Effective Time of the Merger:

                 (a) All of the shares of the Company Stock issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent that number of shares of FYI Stock determined pursuant to Section 2.2 below, such shares to be distributed to the Shareholders as provided in Annex II hereto;

                 (b) All shares of the Company Stock that are held by the Company as treasury stock (as defined in Section 5) shall be cancelled and retired and no shares of FYI Stock or other consideration shall be delivered or paid in exchange therefor; and

                 (c) Each share of Newco Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of FYI, automatically be converted into one fully paid and non-assessable share of Common Stock of the Surviving Corporation that shall constitute all of the issued and outstanding shares of Common Stock of the Surviving Corporation immediately after the Effective Time of the Merger.

         All voting rights of such FYI Stock received by the Shareholders shall be fully exercisable by the Shareholders, and the Shareholders shall not be deprived nor restricted in exercising those rights. At the Effective Time of the Merger, FYI shall have no class of capital stock issued and outstanding which, as a class, shall have any rights or preferences senior to the shares of FYI Stock received by the Shareholders, including, without limitation, any rights or preferences as to dividends or as to the assets of FYI upon liquidation or dissolution or as to voting rights. The shares of FYI Stock received by the Shareholders as of the Effective Time of the Merger shall not be registered under the Securities Act of 1933, as amended (the "1933 Act").

         2.2 CALCULATION OF FYI SHARES FOR THE COMPANY. All of the Company Stock shall be converted, as a result of the Merger, into the number of shares of FYI Stock to be distributed to the Shareholders as set forth in Annex II attached hereto.

         2.3 EARNINGS TREATMENT. All earnings and cash flow of the Company for the period from January 1, 1997 (the "Effective Date") through the Effective Time of the Merger shall be for the benefit of the Surviving Corporation and shall be acquired by the Surviving Corporation at the Closing pursuant to the Merger of Newco into the Company.

3.       DELIVERY OF SHARES

         3.1 DELIVERY PROCEDURE. At or after the Effective Time of the Merger and at the Closing:

                 (a) The Shareholders, as the holders of all outstanding certificates representing shares of the Company Stock, shall, upon surrender of such certificates, be entitled to receive 27,060 shares of FYI Stock pursuant to Section 2.2 above less 2,706 shares of FYI Stock to be retained by FYI and the Surviving Corporation for a period of one hundred twenty (120) days from the date of the Closing as security and as an offset for any breach of the representations, warranties, covenants and agreements of the Company and the Shareholders, including those warranties set forth in Section 9.7 hereof, and for the Shareholders' indemnification obligations, each as set forth herein; and

                 (b) Until the certificates representing the Company Stock have been surrendered by the Shareholders and replaced by the FYI Stock, the certificates for the Company Stock shall, for all corporate purposes be deemed to evidence the ownership of the number of shares of FYI Stock that such Shareholders are entitled to receive as a result of the Merger, as set forth in Section 2.2 above, notwithstanding the number of shares of the Company such certificates represent.

4.       CLOSING

         On the Closing Date (as defined below), the parties shall take all actions necessary (i) to effect the Merger (including, if permitted by applicable state law, the filing with the appropriate state authorities of the Certificate of Merger) and (ii) to effect the conversion and delivery of shares referred to in Section 3 hereof (hereinafter referred to as the "Closing").
The Closing shall take place at the offices of Locke Purnell Rain Harrell (A Professional Corporation), 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201. The date on which the Closing shall occur shall be referred to as the "Closing
Date."   On the Closing Date, the Certificate of Merger shall be filed with the appropriate state authorities, or if already filed shall become effective, and all transactions contemplated by this Agreement, including the conversion and delivery of shares, shall occur and be deemed to be completed.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

         (A)     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                 SHAREHOLDERS

         Each of the Company and the Shareholders, jointly and severally, represent and warrant that all of the following representations and warranties with respect to the Company and its business and operations set forth in this
Section 5(A) are true and correct at the time of the Closing.

         5.1 AUTHORIZATION. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of each such party, enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought and (iii) rights to indemnification hereunder may be limited under applicable securities laws (the "Equitable Exceptions"). The Company has full corporate power, capacity and authority to execute this Agreement, the Articles of Merger and all other agreements and documents contemplated hereby.

         5.2 ORGANIZATION, EXISTENCE AND GOOD STANDING OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed as a foreign corporation and in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), results of operations or prospects of the Company (a "Material Adverse Effect"). Set forth on Schedule 5.2 is a list of the jurisdictions in which the Company is qualified or licensed to do business as a foreign corporation. Set forth in Schedule 5.2 is a listing of all names of all predecessor companies for the past five (5) years of the Company, including the names of any entities from whom the Company previously acquired material assets. In addition, set forth on Schedule 5.2 is a complete list of all the names under which the Company does or has done business. Except as disclosed in Schedule 5.2, the Company has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded. True, complete and correct copies of the Articles of Incorporation of the Company certified by the Michigan Department of Consumer and Industry Services, Corporation, Securities and Land Development Bureau as of the date not more than twenty (20) days prior to the Closing and of the By-laws of the Company are all attached hereto on Schedule 5.2 (the "Charter Documents"). Except as set forth on Schedule 5.2 the minute books of the Company, as heretofore made available to FYI, are correct and complete in all material respects.

         5.3     CAPITAL STOCK OF THE COMPANY.

                 (a) The Company's authorized capital stock is as set forth in Section 1.4(a). All of the Company Stock has been validly issued and is fully paid and nonassessable and no holder thereof is entitled to any preemptive rights (except any statutory preemptive rights, which the Shareholders hereby waive). There are no outstanding conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating the Company to issue any shares of capital stock or other securities or to purchase, redeem or otherwise acquire any shares of capital stock or other securities, or to pay any dividend or make any distribution in respect thereof, except as set forth on Schedule 5.3.

                 (b) The Shareholders (i) own of record and beneficially (subject to the community property interest of any Shareholder's spouse) and have good and marketable title to all of the issued and outstanding shares of the Company Stock, free and clear of any and all liens, mortgages, security interests, encumbrances, pledges, charges, adverse claims, options, rights or restrictions of any character whatsoever other than standard state and federal securities law private offering legends and restrictions (collectively, "Liens"), and
         (ii) have the right to vote the Company Stock on any matters as to which any shares of the Company Common Stock are entitled to be voted under the laws of the state of incorporation of the Company and the Company's Articles of Incorporation and By-laws, free of any right of any other person.

         5.4 SUBSIDIARIES. The Company does not presently own, of record or beneficially, or control directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         5.5     FINANCIAL STATEMENTS.

                 (a) The Company has previously furnished to FYI and Newco the unaudited balance sheets of the Company as of December 31, 1996 and as of December 31, 1995, and the related statements of operations, shareholders' equity and cash flows for the two (2) fiscal years then ended (collectively, the "Financial Statements"). The Financial Statements present fairly the financial position and results of operations of the Company as of the indicated dates and for the indicated periods. The Company has previously permitted FYI and Newco full access to papers pertaining to the Financial Statements.

                 (b) Except to the extent (and not in excess of the amounts) reflected in the December 31, 1996 balance sheet included in the Financial Statements or as disclosed on Schedule 5.5, the Company has no liabilities or obligations (including, without limitation, Taxes (as defined in Section 5.8) payable and deferred Taxes and interest accrued since December 31, 1996) required to be reflected in the Financial Statements (or the notes thereto) in accordance with GAAP other than current liabilities incurred in the ordinary course of business, consistent with past practice, subsequent to December 31, 1996. The Company has also delivered to FYI on Schedule 5.5, in the case of those liabilities that are contingent, a reasonable estimate of the maximum amount that may be payable. For each such contingent liability, the Company shall provide on Schedule 5.5:

                          (i) A summary description of the liability together with the following:

                                  (A) Copies of all relevant documentation relating thereto;

                                  (B) Amounts claimed and any other action or relief sought; and

                                  (C)      Name of claimant and all other
                          parties to the claim, suit or proceeding.

                          (ii) The name of each court or agency before which such claim, suit or proceeding is pending;

                          (iii) The date such claim, suit or proceeding was instituted; and

                          (iv) A reasonable best estimate by the Company of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the Company's best estimate shall for purposes of this Agreement be deemed to be zero.

         5.6 ACCOUNTS AND NOTES RECEIVABLE. Set forth on Schedule 5.6 is an accurate list of the accounts and notes receivable of the Company, as of December 31, 1996, and including receivables from and advances to employees and the Shareholders. The Company shall provide FYI with an aging of all accounts and notes receivable showing amounts due in 30-day aging categories. Except to the extent reflected on Schedule 5.6, all such accounts and notes are legal, valid and binding obligations of the obligors collectible in the amount shown on Schedule 5.6, net of reserves reflected in such balance sheet.

         5.7 PERMITS AND INTANGIBLES. The Company holds all licenses, franchises, permits and other governmental authorizations, including permits, titles (including, without limitation, motor vehicle titles and current registrations), fuel permits, licenses, franchises, certificates, trademarks trade names, patents, patent applications and copyrights owned or held by the Company, the absence of any of which would have a Material Adverse Effect (the "Material Permits"). An accurate list and summary description is set forth on
Schedule 5.7 hereto of all such Material Permits. The Material Permits are valid, and the Company has not received any notice that any governmental authority intends to cancel, terminate or not renew any such Material Permits. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing except where such noncompliance or violation would not have a Material Adverse Effect. Except as specifically provided on Schedule 5.7, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such Material Permits.

         5.8     TAX MATTERS.

                 (a) The Company has filed all income tax returns required to be filed by the Company and all returns, reports and forms of other Taxes (as defined below) required to be filed by the Company and has paid or provided for all Taxes shown to be due on such returns and all such returns are accurate and correct in all respects. Except as set forth on Schedule 5.8, (i) no action or proceeding for the assessment or collection of any Taxes is pending against the Company and no notice of any claim for Taxes, whether pending or threatened, has been received; (ii) no deficiency, assessment or other formal claim for any Taxes has been asserted or made against the Company that has not been fully paid or finally settled; and (iii) no issue has been formally raised by any taxing authority in connection with an audit or examination of any return of Taxes. No federal, state or foreign income tax returns of the Company have been examined, and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes for any period. All Taxes that the Company has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority. No Taxes will be assessed on or after the Closing Date against the Company for any tax period ending on or prior to the Closing Date other than for Taxes disclosed on Schedule
         5.8. For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, excise, property, withholding, sales and franchise taxes, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and including any interest, penalties or additions attributable thereto.

                 (b) The Company is not a party to any Tax allocation or sharing agreement.

                 (c) None of the assets of the Company constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. The Company is not a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

                 (d) At the Closing Date, the Company will hold at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets held immediately prior to the Closing Date. For purposes of making this representation, amounts paid by the Company to pay reorganization expenses and all redemptions and distributions in anticipation of or as part of the plan of reorganization by the Company will be included as assets of the Company immediately prior to the Effective Time of the Merger.

                 (e) At the Closing Date, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect FYI's acquisition or retention of ownership of more than eighty percent (80%) of the total combined voting power of all classes of the Company Stock and more than eighty percent (80%) of the total number of shares of each class of Company non-voting stock. The Company has no plan or intention to issue additional shares of its stock that would result in FYI losing control of the Surviving Corporation within the meaning of
         Section 368(c) of the Code.

                 (f) The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                 (g) The fair market value of the assets of the Company exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

                 (h) The Company is not under jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                 (i) The liabilities of the Company to be assumed by the Surviving Corporation and the liabilities to which the transferred assets are subject were incurred by the Company in the ordinary course of its trade or business.

                 (j) The fair market value of the FYI Stock received by the Shareholders will be approximately equal to the fair market value of the Company Stock surrendered in the Merger.

                 (k) There is no plan or intention by any Shareholder to sell, exchange, or otherwise dispose of any of the shares of FYI Stock received by such Shareholder in the Merger as of the Effective Time of the Merger or otherwise described in Annex II. For purposes of this representation, shares of the Company Stock exchanged for cash or other property and shares of the Company Stock exchanged for cash in lieu of fractional shares of FYI Stock will be treated as outstanding shares of the Company Stock on the date of the transaction. Moreover, shares of the Company Stock and shares of FYI stock held by the Shareholders and otherwise sold, redeemed, or disposed of prior to or subsequent to the Closing Date will be considered in making this representation. In addition, there is no plan or intention by any Shareholder to sell, exchange or otherwise dispose of FYI Stock, if any, received by such Shareholder pursuant to Section 10.10.

                 (l) The Company, the Shareholders, and to the best knowledge of the Company, FYI and Newco will each pay their respective expenses, if any, incurred in connection with the Merger.

                 (m) There is no intercorporate indebtedness existing between FYI and the Company or between Newco and the Company that was issued, acquired, or will be settled at a discount.

                 (n) None of the shares of FYI Stock received by the Shareholders in the Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to the Shareholders in their capacities as employees, including but not limited to amounts paid pursuant to the Employment Agreements described in Section 7.5 and any options granted to the Shareholders pursuant to Section 9.4, will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                 (o)      No stock of Newco will be issued in the transaction.

                 (p) There are no accounting method changes of the Company that could give rise to an adjustment under Section 481 of the Code for periods after the Closing Date.

                 (q) The Company has qualified as and has properly reported its operations as an S corporation within the meaning of Subchapter S of the Code and the corresponding provisions of the laws of the state in which it is subject to tax since the taxable year ending December 31, 1989. The Surviving Cooperation will be required to utilize an accrual method of accounting after the Merger.

                 (r) The Company is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of the Company are subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

                 (s) Except as set forth on Schedule 5.8(s), the Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

                 (t) The Company has substantial authority for the treatment of, or has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its Federal income returns, all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662(d) of the Code.

                 (u) There currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of the Company (collectively, the "Tax Losses") under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code, (iv) Section 269 of the Code,
         (v) Section 1.1502-15 and Section 1.1502-15A of the Treasury regulations, (vi) Section 1.1502-21 and Section 1.1502-21A of the Treasury regulations or (vii) Sections 1.1502-91 through 1.1502-99 of the Treasury regulations, in each case as in effect both prior to and following the Tax Reform Act of 1986, except as may be applicable as a result of entering into this Agreement or the consummation of the Merger.

                 (v) The Company has not been a member of an affiliated group filing a consolidated federal income Tax return and does not have any liability for the Taxes of another person (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

                 (w) The Company's Tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's Tax books and records.

                 (x) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                 (y) At the end of the last taxable year, the Company did not have aggregate Tax Losses for federal income Tax purposes except as set forth on Schedule 5.8.

         5.9     ASSETS AND PROPERTIES.

                 (a) REAL PROPERTY. The Company does not own, lease or hold any interest in real property other than as set forth in Schedule 5.10.

                 (b)      PERSONAL PROPERTY.  Except as set forth on Schedule
         5.9 and except for inventory and supplies disposed of or consumed, and accounts receivable collected or written off, and cash utilized, all in the ordinary course of business consistent with past practice, the Company owns all of its inventory, equipment and other personal property (both tangible and intangible) reflected on the latest balance sheet included in the Financial Statements or acquired since September 30, 1996, free and clear of any Liens, except for statutory Liens for current taxes, assessments or governmental charges or levies on property not yet due and payable.

                 (c)      CONDITION OF PROPERTIES.  Except as set forth on
         Schedule 5.9, the leasehold estates the subject of the Real Property Leases (as defined in Section 5.10) and the tangible personal property owned or leased by the Company are in good operating condition and repair, ordinary wear and tear excepted; and neither the Company nor the Shareholders have any knowledge of any condition not disclosed herein of any such leasehold estate that would materially affect the fair market value, use or operation of any leasehold estate or otherwise have a Material Adverse Effect.

                 (d) COMPLIANCE. The continued use and occupancy of the leasehold estates the subject of the Real Property Leases as currently operated, used and occupied will not violate any zoning, building, health, flood control, fire or other law, ordinance, order or regulation or any restrictive covenant that could have a Material Adverse Effect. There are no violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting any portion of the leasehold estates and no written notice of any such violation has been issued by any governmental authority that could have a Material Adverse Effect.

         5.10 REAL PROPERTY LEASES; OPTIONS. Schedule 5.10 sets forth a list and copies of (i) all leases and subleases under which the Company is lessor or lessee or sublessor or sublessee of any real property, together with all amendments, supplements, nondisturbance agreements, brokerage and commission agreements and other agreements pertaining thereto ("Real Property Leases"); (ii) all material options held by the Company or contractual obligations on the part of the Company to purchase or acquire any interest in real property; and (iii) all options granted by the Company or contractual obligations on the part of the Company to sell or dispose of any material interest in real property. Copies of all Real Property Leases and such options and contractual obligations have been delivered to FYI and Newco. The Company has not assigned any Real Property Leases or any such options or obligations. There are no liens on the interest of the Company in the Real Property Leases, subject only to (i) Liens for taxes and assessments not yet due and payable and
(ii) those matters set forth on Schedule 5.10. The Real Property Leases and options and contractual obligations listed on Schedule 5.10 are in full force and effect and constitute binding obligations of the Company and the other parties thereto, and (x) there are no defaults thereunder, and (y) no event has occurred that with notice, lapse of time or both would constitute a default by the Company or, to the best knowledge of the Company and the Shareholders, by any other party thereto.

         5.11    ENVIRONMENTAL LAWS AND REGULATIONS.

                 (a)      (i)     During the occupancy and operation of the
         "Subject Property" (as defined below) by the Company and, to the best knowledge of the Company and the Shareholders, prior to its occupancy and operation, the operations of the Subject Property, and any use, storage, treatment, disposal or transportation of "Hazardous Substances" (as defined below) that has occurred in or on the Subject Property prior to the date of this Agreement have been in compliance with "Environmental Requirements" (as defined below); (ii) during the occupancy and operation of the Subject Property by the Company and, to the best knowledge of the Company and the Shareholders, prior to its occupancy or operation, no release, leak, discharge spill, disposal or emission of Hazardous Substances has occurred in, on or under the Subject Property in a quantity or manner that violates or requires further investigation or remediation under Environmental Requirements;
         (iii) the Subject Property is free of Hazardous Substances as of the date of this Agreement, except for the presence of small quantities of Hazardous Substances utilized by the Company or other tenants of the Subject Property in the ordinary course of their business; (iv) there is no pending or threatened litigation or administrative investigation or proceeding concerning the Subject Property involving Hazardous Substances or Environmental Requirements; (v) there are no above-ground or underground storage tank systems located at the Subject Property; (vi) except as set forth on Schedule 5.11, the Company has never owned, operated, or leased any real property other than the Subject Property; and (vii) the Company's transportation to or disposal at any off-site location of any Hazardous Substances from property now or formerly owned, operated or leased by the Company at the time of the Company's ownership, operation or lease thereof was conducted in full compliance with applicable Environmental Requirements.

                 (b) DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                 "Environmental Requirements" means all laws, statutes, rules, regulations, ordinances, guidance documents, judgments, decrees, orders, agreements and other restrictions and requirements (whether now or hereafter in effect) of any governmental authority, including, without limitation, federal, state and local authorities, relating to the regulation or protection of human health and safety, natural resources, conservation the environment, or the storage, treatment, disposal, transportation, handling or other management of industrial or solid waste, hazardous waste, hazardous or toxic substances or chemicals, or pollutants.

                 "Hazardous Substance" means (i) any "hazardous substance" as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (42 U.S.C. Sections 9601 et seq.) ("CERCLA"), or any regulations promulgated thereunder, or the Occupational Safety and Health Act of 1970, as amended from time to time (29 U.S.C. Sections 651 et seq.) , or any regulations promulgated thereunder; (ii) petroleum and petroleum by-products; or (iii) any additional substances or materials that have been or are currently classified or considered to be pollutants, hazardous or toxic under Environmental Requirements.

                 "Subject Property" means all property subject to the Real Property Leases and any properties listed on Schedule 5.11.

         5.12    CONTRACTS.

                 (a) Set forth on Schedule 5.12(a) is a list of all material contracts, agreements, arrangements and commitments (whether oral or written) to which the Company is a party or by which its assets or business are bound including, without limitation, material contracts, agreements, arrangements or commitments (the following, "Contracts") that relate to (i) the sale, lease or other disposition by the Company of all or any substantial part of its business or assets (otherwise than in the ordinary course of business), (ii) the purchase or lease by the Company of a substantial amount of assets (otherwise than in the ordinary course of business), (iii) the supply by the Company of any customer's requirements for any item or the purchase by the Company of its requirements for any item or of a vendor's output of any item, (iv) lending or advancing funds by the Company, (v) borrowing of funds or guaranteeing the borrowing of funds by any other person, whether under an indenture, note, loan agreement or otherwise, (vi) any transaction or matter with any affiliate of the Company, (vii) noncompetition, (viii) licenses and grants to or from the Company relating to any intangible property listed on Schedule 5.18, (ix) the acquisition by the Company of any operating business or the capital stock of any person since September 30, 1996, or (x) any other matter that is material to the business, assets or operations of the Company.

                 (b) Except as set forth on Schedule 5.12(b), each Contract is in full force and effect on the date hereof, the Company is not in default under any Contract, the Company has not given or received notice of any default under any Contract, and, to the knowledge of the Company and the Shareholders, no other party to any Contract is in default thereunder.

         5.13 NO VIOLATIONS. The execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby by the Company and the Shareholders and the consummation of the transactions contemplated hereby will not (i) violate any provision of any Charter Document,
(ii) violate any statute, rule, regulation, order or decree of any public body or authority by which the Company or the Shareholders or its or their respective properties or assets are bound, or (iii) except as set forth in
Schedule 5.15, result in a violation or breach of, or constitute a default under, or result in the creation of any encumbrance upon, or create any rights of termination, cancellation or acceleration in any person with respect to any Contract or any material license, franchise or permit of the Company or any other agreement, contract, indenture, mortgage or instrument to which the Company is a party or by which any of its properties or assets is bound.

         5.14 GOVERNMENT CONTRACTS. The Company is not now and has not been a party to any governmental contract.

         5.15 CONSENTS. Except as set forth on Schedule 5.15, no consent, approval or other authorization of any governmental authority or under any Contract or other agreement or commitment to which the Company or the Shareholders are parties or by which its or their respective assets are bound is required as a result of or in connection with the execution or delivery of this Agreement and the other agreements and documents to be executed by the Company and the Shareholders or the consummation by the Company and the Shareholders of the transactions contemplated hereby.

         5.16 LITIGATION AND RELATED MATTERS. Set forth on Schedule 5.16 is a list of all actions, suits, proceedings, investigations or grievances pending against the Company or, to the best knowledge of the Company and the Shareholders, threatened against the Company, the business or any property or rights of the Company, at law or in equity, before or by any arbitration board or panel, court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Agencies"). None of the actions, suits, proceedings or investigations listed on Schedule 5.16 either (i) results or would, if adversely determined, have a Material Adverse Effect or (ii) affects or would, if adversely determined, affect the right or ability of the Company to carry on its business substantially as now conducted. The Company is not subject to any continuing court or Agency order, writ, injunction or decree applicable specifically to its business, operations or assets or its employees, nor in default with respect to any order, writ, injunction or decree of any court or Agency with respect to its assets, business, operations or employees. Schedule 5.16 lists (x) all worker's compensation claims outstanding against the Company as of the date hereof and
(y) all actions, suits or proceedings filed by or against the Company since September 30, 1996.

         5.17 COMPLIANCE WITH LAWS. The Company (a) is in compliance with all applicable laws, regulations (including federal, state and local procurement regulations), orders, judgments and decrees except where the failure to so comply would not have a Material Adverse Effect, and (b) possesses all Material Permits.

         5.18 INTELLECTUAL PROPERTY RIGHTS. Schedule 5.18 lists the domestic and foreign trade names, trademarks, service marks, trademark registrations and applications, service mark registrations and applications, patents, patent applications, patent licenses, software licenses and copyright registrations and applications owned by the Company or used thereby in the operation of its business (collectively, the "Intellectual Property"), which
Schedule indicates (i) the term and exclusivity of its rights with respect to the Intellectual Property and (ii) whether each item of Intellectual Property is owned or licensed by the Company, and if licensed, the licensor and the license fees therefor. Unless otherwise indicated on Schedule 5.18, the Company has the right to use and license the Intellectual Property, and the consummation of the transactions contemplated hereby will not result in the loss or material impairment of any rights of the Company in the Intellectual Property. Each item constituting part of the Intellectual Property has been, to the extent indicated on Schedule 5.18, registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other government entity, domestic or foreign, as is indicated on Schedule 5.18; all such registrations, filings and issuances remain in full force and effect; and all fees and other charges with respect thereto are current. Except as stated on Schedule 5.18, there are no pending proceedings or adverse claims made or, to the best knowledge of the Company and the Shareholders, threatened against the Company with respect to the Intellectual Property; there has been no litigation commenced or threatened in writing within the past five (5) years with respect to the Intellectual Property or the rights of the Company therein; and the Company and the Shareholders have no knowledge that (i) the Intellectual Property or the use thereof by the Company conflicts with any trade names, trademarks, service marks, trademark or service mark registrations or applications, patents, patent applications, patent licenses or copyright registrations or applications of others ("Third Party Intellectual Property"), or (ii) such Third Party Intellectual Property or its use by others or any other conduct of a third party conflicts with or infringes upon the Intellectual Property or its use by the Company.

         5.19 EMPLOYEE BENEFIT PLANS. Each employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Company or any of its Group Members (as defined below) (collectively, the "Plans") is listed on Schedule 5.19, is in substantial compliance with applicable law and has been administered and operated in all material respects in accordance with its terms. Each Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") and no event has occurred and no condition exists that could be expected to result in the revocation of any such determination. No event that constitutes a "reportable event" (within the meaning of Section 4043(b) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the "PBGC") has occurred with respect to any Plan. Except as set forth on Schedule 5.19, no Plan is subject to Title IV of ERISA, and neither the Company nor any Group Member has made any contributions to or participated in any "multiple employer plan" (within the meaning of the Code or ERISA) or "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA). Full payment has been made of all amounts that the Company was required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and all amounts properly accrued to date as liabilities of the Company that have not been paid have been properly recorded on the Financial Statements, and no Plan that is subject to Part 3 of Subtitle B of Title 1 of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. The Company and, to the knowledge of the Company and the Shareholders, no other "disqualified person" or "party in interest" (within the meaning of Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Plan that could be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. No material claim, action, proceeding, or litigation has been made, commenced or, to the knowledge of the Company and the Shareholders, threatened with respect to any Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Plan or related trust owns any securities in violation of Section 407 of ERISA. Neither the Company nor any Group Member has incurred any liability or taken any action, or has any knowledge of any action or event, that could cause it to incur any liability
(i) under Section 412 of the Code or Title IV of ERISA with respect to any "single employer plan" (within the meaning of Section 4001(a)(15) of ERISA),
(ii) on account of a partial or complete withdrawal (within the meaning of Section 4205 and 4203 of ERISA, respectively) with respect to any "multi-employer plan" (within the meaning of Section 3(37) of ERISA), (iii) on account of unpaid contributions to any such multi-employer plan, or (iv) to provide health benefits or other non-pension benefits to retired or former employees, except as specifically required by Section 4980B(f) of the Code. Except as set forth on Schedule 5.19, neither the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated hereby will (i) entitle any current or former employee of the Company to severance pay, unemployment compensation or any similar payment,
(ii) accelerate the time of payment or vesting, or increase the amount of, any compensation due to any such employee or former employee, or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" (within the meaning of Section 280G of the Code). For purposes of this Agreement, "Group Member" shall mean any member of any "affiliated service group" as defined in Section 414(m) of the

Code that includes the Company, any member of any "controlled group of corporations" as defined in Section 1563 of the Code that includes the Company or any member of any group of "trades or businesses under common control" as defined by Section 414(c) of the Code that includes the Company.

         5.20    EMPLOYEES; EMPLOYEE RELATIONS.

                 (a) Schedule 5.20 sets forth (i) the name and current annual salary (or rate of pay) and other compensation (including, without limitation, normal bonus, profit-sharing and other compensation) now payable by the Company to each employee whose current total annual compensation or estimated compensation is $30,000 or more, (ii) any increase to become effective after the date of this Agreement in the total compensation or rate of total compensation payable by the Company to each such person, (iii) any increase to become payable after the date of this Agreement by the Company to employees other than those specified in clause (i) of this Section 5.20(a), (iv) all presently outstanding loans and advances (other than routine travel advances to be repaid or formally accounted for within sixty (60) days) made by the Company to, or made to the Company by, any director, officer or employee, (v) all other transactions between the Company and any director, officer or employee thereof since December 31, 1996, and (vi) except for accruals in the ordinary course consistent with past practice, all accrued but unpaid vacation pay owing to any officer or employee that is not disclosed on the Financial Statements.

                 (b) Except as disclosed on Schedule 5.20, the Company is not a party to, or bound by, the terms of any collective bargaining agreement, and the Company has not experienced any material labor difficulties during the last five (5) years. Except as set forth on
         Schedule 5.20, there are no labor disputes existing, or to the best knowledge of the Company and the Shareholders, threatened involving, by way of example, strikes, work stoppages, slowdowns, picketing, or any other interference with work or production, or any other concerted action by employees. No charges or proceedings before the National Labor Relations Board, or similar agency, exist, or to the best knowledge of the Company and the Shareholders, are threatened.

                 (c) The relationships enjoyed by the Company with its employees are good and the Company and the Shareholders have no knowledge of any facts that would indicate that the employees of the Company will not continue in the employ thereof following the Closing on a basis similar to that existing on the date of this Agreement. Since September 30, 1996, the Company has not experienced any difficulties in obtaining any qualified personnel necessary for the operations of its business and, to the best knowledge of the Company and the Shareholders, no such shortage of qualified personnel is threatened or pending. Except as disclosed on Schedule 5.20, the Company is not a party to any employment contract with any individual or employee, either express or implied. No legal proceedings, charges, complaints or similar actions exist under any federal, state or local laws affecting the employment relationship including, but not limited to: (i) anti-discrimination statutes such as Title VII of the Civil Rights Act of 1964, as amended (or similar state or local laws prohibiting discrimination because of race, sex, religion, national origin, age and the like), including without limitation the Elliot-Larsen Civil Rights Act, MCL Section 37.2101 et seq., as amended, and the Handicappers' Civil Rights Act, MCL Section 37.1101 et seq., as amended; (ii) the Fair Labor Standards Act or other federal, state or local laws regulating hours of work, wages, overtime and other working conditions; (iii) requirements imposed by federal, state or local governmental contracts such as those imposed by Executive Order 11246; (iv) state laws with respect to tortious employment conduct, such as slander, false light, invasion of privacy, negligent hiring or retention, intentional infliction of emotional distress, assault and battery, sexual harassment or loss of consortium; or (v) the Occupational Safety and Health Act, as amended, as well as any similar state laws, or other regulations respecting safety in the workplace; and to the best knowledge of the Company and the Shareholders, no proceedings, charges, or complaints are threatened under any such laws or regulations and no facts or circumstances exist that would give rise to any such proceedings, charges, complaints, or claims, whether valid or not. The Company has complied with all applicable provisions of the Bullard-Plawecki Employee Right to Know Act, MCL Section 423.501 et seq., as amended. The Company is not subject to any settlement or consent decree with any present or former employee, employee representative or any government or Agency relating to claims of discrimination or other claims in respect to employment practices and policies; and no government or Agency has issued a judgment, order, decree or finding with respect to the labor and employment practices (including practices relating to discrimination) of the Company. Since December 31, 1994 the Company has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state laws; and the Company has not laid off more than ten percent (10%) of its employees at any single site of employment in any ninety
         (90) day period during the twelve (12) month period ending December 31, 1996.

                 (d) The Company is in compliance in all material respects with the provisions of the Americans with Disabilities Act.

         5.21 INSURANCE. Schedule 5.21 contains an accurate list of the policies and contracts (including insurer, named insured, type of coverage, limits of insurance, required deductibles or co-payments, annual premiums and expiration date) for fire, casualty, liability and other forms of insurance maintained by, or for the benefit of, the Company. All such policies are in full force and effect and shall remain in full force and effect through the Closing Date and are adequate for the business engaged in by the Company. Neither the Company nor the Shareholders have received any notice of cancellation or non-renewal or of significant premium increases with respect to any such policy. Except as disclosed on Schedule 5.21, no pending claims made by or on behalf of the Company under such policies have been denied or are being defended against third parties under a reservation of rights by an insurer thereof. All premiums due prior to the date hereof for periods prior to the date hereof with respect to such policies have been timely paid.

         5.22 INTERESTS IN CUSTOMERS, SUPPLIERS, ETC. Except as set forth on Schedule 5.22, no shareholder, officer, director or affiliate of the Company possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or affiliate of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee or competitor of the Company. Ownership of securities of a corporation whose securities are registered under the Securities Exchange Act of 1934 not in excess of five percent (5%) of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 5.22.

         5.23 BUSINESS RELATIONS. Schedule 5.23 contains an accurate list of all significant customers of the Company (i.e., those customers representing five percent (5%) or more of the Company's revenues for the twelve (12) months ended December 31, 1996). Except as set forth on Schedule 5.23, to the best knowledge of the Company and the Shareholders, no customer or supplier of the Company has or will cease to do business therewith after the consummation of the transactions contemplated hereby, which cessation would have a Material Adverse Effect; provided, however, that there can be no assurance that any customer of the Company will not cease to do business with the Company following the termination of its agreement with the Company or that one or more partnerships controlled by any customer for whom the Company performs services may not liquidate in the future. To the best knowledge of the Company and the Shareholders, except as set forth on Schedule 5.23, no customer of the Company that represents one percent (1%) or more of the Company's revenues for the most recent twelve (12) month period or $50,000 or more in revenues of the Company, whichever is less, is currently intending not to renew its contract with the Company on substantially the same terms and conditions. Except as set forth on
Schedule 5.23, since December 31, 1996, the Company has not experienced any difficulties in obtaining any inventory items necessary to the operation of its business, and, to the best knowledge of the Company and the Shareholders, no such shortage of supply of inventory items is threatened or pending. Except as set forth on Schedule 5.23, the Company is not required to provide any bonding or other financial security arrangements in any material amount in connection with any transactions with any of its customers or suppliers.

         5.24 OFFICERS AND DIRECTORS. Set forth on Schedule 5.24 is a list of the current officers and directors of the Company.

         5.25 BANK ACCOUNTS AND POWERS OF ATTORNEY. Schedule 5.25 sets forth each bank, savings institution and other financial institution with which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Each person holding a power of attorney or similar grant of authority on behalf of the Company is identified on Schedule 5.25. Except as disclosed on such Schedule, the Company has not given any revocable or irrevocable powers of attorney to any person, firm, corporation or organization relating to its business for any purpose whatsoever.

         5.26 POOLING-OF-INTERESTS ACCOUNTING. Within the past two (2) years, the Company has not been a subsidiary or division of another corporation or a part of an acquisition that was later rescinded, and there has not been any sale or spin-off of a significant amount of assets of the Company or any affiliate of the Company other than in the ordinary course of business. The Company owns no capital stock of FYI or Newco. Except as set forth on

Schedule 5.26, the Company has not acquired any of its capital stock during the past two (2) years; and the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of the Company Stock or any interest therein or to pay any dividend or make any distribution in respect thereof. Neither the voting stock structure of the Company nor the relative ownership of shares among the Shareholders has been altered or changed within the last two (2) years in contemplation of the Merger. Schedule 5.26 sets forth a listing of all of the names of all predecessor companies of the Company, including without limitation the names of any entities from whom the Company has acquired material assets. Except as set forth on Schedule 5.26, none of the shares of the Company Stock were issued pursuant to awards, grants or bonuses. If required, the Shareholders and the President of the Company will execute any documentation reasonably required by FYI's independent public accountants to enable FYI to account for the Merger as a pooling-of-interests; provided, however, that neither the Company nor the Shareholders will be required to execute any such documentation to the extent it may adversely affect the qualification of the Merger as a tax-free reorganization for federal income tax purposes.

         5.27    ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth on
Schedule 5.27 or as otherwise contemplated by this Agreement, since December 31, 1996, there has not been (a) any damage, destruction or casualty loss to the physical properties of the Company (whether or not covered by insurance),
(b) any event or circumstance that would have a Material Adverse Effect, (c) any entry into any transaction, commitment or agreement (including, without limitation, any borrowing) material to the Company, except transactions, commitments or agreements in the ordinary course of business consistent with past practice, (d) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property with respect to the capital stock or other securities of the Company, any repurchase, redemption or other acquisition by the Company of any capital stock or other securities, or any agreement, arrangement or commitment by the Company to do so, (e) any increase that is material in the compensation payable or to become payable by the Company to its directors, officers, employee or agents or any increase in the rate or terms of any bonus, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers, employees or agents, except as set forth on Schedule 5.27, (f) any sale, transfer or other disposition of, or the creation of any Lien upon, any part of the assets of the Company, tangible or intangible, except for sales of inventory and use of supplies and collections of accounts receivables in the ordinary course of business consistent with past practice, or any cancellation or forgiveness of any debts or claims by the Company, (g) any change in the relations of the Company with or loss of its customers or suppliers, of any loss of business or increase in the cost of inventory items or change in the terms offered to customers, which would have a Material Adverse Effect, or (h) any capital expenditure (including any capital leases) or commitment therefor by the Company in excess of $10,000.

         5.28 CONTINUITY OF BUSINESS ENTERPRISE. The Company operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury regulations Section 1.368-1(d).

         5.29 SPIN-OFF BY THE COMPANY. There has not been any sale or spin-off of material assets of either the Company, any other person or entity that directly, or indirectly through one or more intermediates, controls, is controlled by or is under common control with the Company, within the two (2) years prior to the date of this Agreement.

         5.30 POOLING LETTER. At FYI's expense, the Company and the Shareholders have delivered to FYI and Newco and to Godfrey, Hammel, Danneels, Certified Public Accountants (the "Company's Accountant") a pooling representation letter substantially in the form set forth as Schedule 5.30.
The Company has received a letter from the Company's Accountant stating its concurrence as to the appropriateness of the Company qualifying for pooling of interests accounting treatment in accordance with GAAP and has delivered a copy of that letter to FYI and Newco.

         5.31 DISCLOSURE. All written agreements, lists, schedules, instruments, exhibits, documents, certificates, reports, statements and other writings furnished to FYI or Newco pursuant hereto or in connection with this Agreement or the transactions contemplated hereby are and will be complete and accurate in all material respects. No representation or warranty by the Shareholders and the Company contained in this Agreement, in the schedules attached hereto or in any certificate furnished or to be furnished by the Shareholders or the Company to FYI or Newco in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to any Shareholder that has specific application to such Shareholder or the Company (other than general economic or industry conditions) that has a Material Adverse Effect or, as far as such Shareholder can reasonably foresee, could have a Material Adverse Effect, that has not been set forth in this Agreement or any schedule hereto.

         5.32 PROSPECTUS: SECURITIES REPRESENTATIONS. Each Shareholder has received and reviewed a copy of the prospectus dated February 21, 1997, including all supplements thereto (as supplemented, the "Shelf Prospectus") contained in FYI's shelf registration statement on Form S-1. Each Shareholder
(a) has such knowledge, sophistication and experience in business and financial matters that he is capable of evaluating the merits and risks of an investment in the shares of FYI Stock, (b) fully understands the nature, scope and duration of the limitations on transfer contained herein, in the Affiliate Agreement and under applicable laws, and (c) can bear the economic risk of any investment in the shares of FYI Stock and can afford a complete loss of such investment. Each Shareholder has had an adequate opportunity to ask questions and receive answers (and has asked such questions and received answers to his satisfaction) from the officers of FYI concerning the business, operations and financial condition of FYI. None of the Shareholders has any contract, undertaking, agreement or arrangement, written or oral, with any other person to sell, transfer or grant participation in any shares of FYI Stock to be acquired by such Shareholder in the Merger.

         (B)     REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

         Each Shareholder severally represents and warrants that the representations and warranties in this Section 5(B) as they apply to him are true and correct as of the date of this Agreement and at the time of the Closing.

         5.33 AUTHORITY; OWNERSHIP. The Shareholder has the full legal right, power and authority to enter into this Agreement. The Shareholder owns beneficially (subject to any community property interest of his spouse) and of record the shares of the Company Stock set forth opposite such Shareholder's name on Annex I and such shares of the Company Stock, together with the other shares of the Company Stock set forth on Annex I, constitutes all of the outstanding shares of capital stock of the Company, and, except as set forth on
Schedule 5.33 hereof, such shares of the Company Stock owned by the Shareholder are owned free and clear of all Liens other than standard state and federal securities laws private offering restrictions. The Shareholder has owned the Company Stock since the date set forth on Annex I.

         5.34 PREEMPTIVE RIGHTS. The Shareholder does not have, or hereby waives, any preemptive or other right to acquire shares of the Company Stock or FYI Stock that the Shareholder has or may have had other than rights of the Shareholder to acquire FYI Stock pursuant to (i) this Agreement or (ii) any option granted by FYI.

         5.35 NO INTENTION TO DISPOSE OF FYI STOCK. Each Shareholder represents that there is no current plan or intention by such Shareholder to sell, exchange or otherwise dispose of any of the shares of FYI Stock received by such Shareholder in the Merger as of the Effective Time of the Merger. Shares of the Company Stock and shares of FYI Stock held by the Shareholder and otherwise sold, redeemed, or disposed of prior to or subsequent to the Closing Date will be considered in making this representation. In addition, each Shareholder represents that there is not any current plan or intention by such Shareholder to sell, exchange or otherwise dispose of FYI Stock, if any, received by such Shareholder pursuant to Section 10.10.

         5.36 AFFILIATES. The Shareholders are the only persons who are affiliates of the Company within the meaning of Rule 145 (each such person, an "Affiliate") promulgated under the 1933 Act.

         5.37 VALIDITY OF OBLIGATIONS. This Agreement, the Employment Agreement, the Noncompetition Agreement and the Affiliate Agreement have each been duly executed and delivered and are the legal, valid and binding obligations of the Shareholder that is a party thereto in accordance with their respective terms.

         5.38 PAYMENTS. All amounts paid by the Company to the Shareholders pursuant to Section 9.1 represents reasonable compensation for services performed by the Shareholders for the Company.

         5.39 ABSENCE OF CLAIMS AGAINST THE COMPANY. The Shareholder does not have any claims against the Company.

6.       REPRESENTATIONS OF FYI AND NEWCO

         FYI and Newco severally and jointly represent and warrant that all of the following representations and warranties in this Section 6 are true and correct at the time of the Closing.

         6.1 DUE ORGANIZATION. Each of FYI and Newco is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified under all applicable laws, regulations, and ordinances of public authorities to carry on its businesses in the places and in the manner as now conducted except for where the failure to be so authorized or qualified would not have a material adverse effect on its business, operations, affairs, properties, assets or condition (financial or otherwise).

         6.2 FYI STOCK. The FYI Stock to be delivered to the Shareholders at the Closing Date shall constitute valid and legally issued shares of FYI, fully paid and nonassessable, and except as set forth in this Agreement, (a) will be owned free and clear of all Liens created by FYI, and (b) will be legally equivalent in all respects to the FYI Stock issued and outstanding as of the date hereof.

         6.3 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement, the Employment Agreements, the Noncompetition Agreements and the Affiliate Agreements by FYI and Newco and the performance by each of FYI and Newco of the transactions contemplated herein or therein have been duly and validly authorized by the respective Boards of Directors of FYI and Newco to the extent that it is a party thereto, and this Agreement, the Employment Agreements, the Noncompetition Agreements and the Affiliate Agreements have each been duly and validly authorized by all necessary corporate action, duly executed and delivered and are the legal, valid and binding obligations of each of FYI and Newco to the extent that it is a party thereto, enforceable against such party thereto in accordance with their respective terms, subject to the Equitable Exceptions.

         6.4 AUTHORIZATION. The representatives of FYI and Newco executing this Agreement have the corporate authority to enter into and bind FYI and Newco to the terms of this Agreement. FYI and Newco have the full legal right, power and authority to enter into this Agreement and the Merger.

         6.5 NO CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of any transactions herein referred to or contemplated by and the fulfillment of the terms hereof and thereof will not:

                 (a) Conflict with, or result in a breach or violation of Certificate of Incorporation or By-laws of either FYI or Newco;

                 (b) Materially conflict with, or result in a material default (or would constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which either FYI or Newco is a party, or violate or result in the creation or imposition of any lien, charge or encumbrance on any of FYI's or Newco's properties pursuant to (i) any law or regulation to which either FYI or Newco or any of their respective property is subject, or (ii) any judgment, order or decree to which FYI or Newco is bound or any of their respective property is subject; or

                 (c) Result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of FYI or Newco.

         6.6 CAPITALIZATION OF FYI AND OWNERSHIP OF FYI STOCK. The authorized and outstanding capital stock of FYI and Newco is as set forth in Sections 1.4(b) and 1.4(c) respectively. All issued and outstanding shares of FYI stock are duly authorized, validly issued, fully paid and nonassessable. There are no obligations of FYI to repurchase, redeem or otherwise acquire any shares of FYI capital stock. All of the shares of FYI Stock to be issued to the Shareholders in accordance herewith will be duly authorized, validly issued, fully paid and nonassessable.

         6.7 TRANSACTIONS IN CAPITAL STOCK. There has been no transaction or action taken with respect to the equity ownership of FYI or Newco in contemplation of the transactions described in this Agreement that would prevent FYI from accounting for such transactions on a reorganization accounting basis.

         6.8 SUBSIDIARIES. Set forth on Schedule 6.8 hereto is a list of the subsidiaries of FYI (each an "FYI Subsidiary" and collectively the "FYI Subsidiaries"). Newco has no subsidiaries.

         6.9 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS; FINANCIAL INFORMATION. FYI has provided to the Company and the Shareholders FYI's audited financial statements for the year ended December 31, 1996 as filed with the Securities and Exchange Commission. Such FYI financial statements have been prepared in accordance with GAAP and present fairly the financial position of FYI as of the indicated dates and for the indicated periods. FYI has provided the Company and the Shareholders with true, complete and correct copies of (i) its Post-Effective Amendment No. 3 to its Registration Statement on Form S-1 (Registration No. 333-1084) and Supplement to the Prospectus as filed with the Securities and Exchange Commission on December 13, 1996, as supplemented February 21, 1997, and of all supplements or amendments thereto and (ii) its Registration Statement on Form S-1 (Registration No. 333-16057) and Prospectus as filed with the Securities and Exchange Commission on December 12, 1996 and of all amendments thereto. Newco was formed on March 4, 1997, and has no historical financial statements or information.

         6.10 CONFORMITY WITH LAW AND LITIGATION. Neither FYI nor Newco is in violation of any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them that would have a material adverse effect on the business, operations, affairs, properties, assets or condition (financial or otherwise) of FYI and the FYI Subsidiaries taken as a whole (an "FYI Material Adverse Effect"). Except as set forth on Schedule 6.10, there are no claims, actions, suits or proceedings, pending or, to the knowledge of FYI or Newco, threatened, against or affecting FYI or Newco, at law or in equity, or before or by any Agency having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received, in each event that would have an FYI Material Adverse Effect. FYI (including the FYI Subsidiaries) has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing that would have an FYI Material Adverse Effect.

         6.11 NO VIOLATIONS. Copies of the Certificate of Incorporation (as of the date hereof, certified by the Secretary or an Assistant Secretary of each of FYI and Newco and by the Secretary of State of the State of Delaware) and the By-laws (certified by the Secretary or an Assistant Secretary of each of FYI and Newco), of FYI and Newco (the "FYI Charter Documents") have been provided herewith as Annex III; neither FYI nor Newco is (a) in violation of any FYI Charter Document or (b) in default, under any lease, instrument, agreement, license, permit to which it is a party or by which its properties are bound (the "FYI Material Documents") that would have an FYI Material Adverse Effect; and, (i) the rights and benefits of FYI (including the FYI Subsidiaries) under the FYI Material Documents will not be materially and adversely affected by the transactions contemplated hereby and (ii) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the FYI Material Documents or the FYI Charter Documents. Except as set forth on Schedule 6.11, none of the FYI Material Documents requires notice to, or the consent or approval of, any Agency or other third party to any of the transactions contemplated hereby to remain in full force and effect or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. The minute books of FYI and of each FYI Subsidiary as heretofore made available to the Company are true and correct.

         6.12    TAXES.

                 (a) The fair market value of the FYI Stock received by the Shareholders will be approximately equal to the aggregate fair market value of the Company Stock surrendered in the Merger.

                 (b) Prior to the Merger, FYI will own all of the outstanding stock of Newco. At all times prior to the Merger, no person other than FYI has owned, or will own, any of the outstanding stock of Newco.

                 (c)      (i)     Newco was formed by FYI solely for the
         purpose of engaging in the transaction contemplated by the Agreement.

                          (ii)    There were not as of the date of the
                 Agreement and there will not be at the Closing Date, any outstanding or authorized options, warrants, convertible securities, calls, rights, commitments or any other agreements of any character which Newco is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of its capital stock or any securities or rights convertible, into, exchangeable for, evidencing the right to subscribe for or acquire, any shares of its capital stock.

                          (iii) As of the date of this Agreement and the Closing Date, except for obligations or liabilities incurred in connection with (A) its incorporation or organization and
                 (B) the transactions contemplated thereby and in the Agreement, Newco has not and will not have incurred, directly or indirectly through any subsidiary, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreement or arrangements with any person or entity.

                          (iv) Prior to the Closing Date, Newco did not own any asset other than an amount of cash necessary to incorporate Newco and to pay the expenses of the Merger attributable to Newco and such assets as were necessary to perform its obligations under this Agreement.

                          (v) FYI has no plan or intention to cause the Surviving Corporation to issue additional shares of its stock that would result in FYI losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code.

                 (d) FYI has no plan or intention to reacquire any of its stock issued in the Merger.

                 (e) FYI has no plan or intention to liquidate Newco or merge Newco with or into another corporation (other than as described in this Agreement); sell or otherwise dispose of the stock of Newco; or cause Newco or any of its subsidiaries to sell or otherwise dispose of any of its assets or of any of the assets acquired from the Company, other than as contemplated by this Agreement, directly or indirectly, except for (i) dispositions made in the ordinary course of business, (ii) transfers of assets to a corporation all of whose outstanding stock is owned directly by Newco or (iii) transfers of assets by direct or indirect wholly-owned subsidiaries of Newco to other direct or indirect wholly-owned subsidiaries of Newco.

                 (f)      Assuming the correctness of the representation in
         Section 5.8(i), any liabilities of Newco assumed by the Company, and any liabilities to which the transferred assets of Newco are subject, were incurred by Newco in the ordinary course of business.

                 (g) FYI, Newco, and to the best knowledge of FYI, the Company and the Shareholders will each pay their respective expenses, if any, incurred in connection with the Merger.

                 (h) There is no intercorporate indebtedness existing between FYI and the Company or between Newco and the Company that was issued, acquired, or will be settled at a discount.

                 (i) Neither FYI nor Newco is an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

                 (j) None of the compensation received by any shareholder-employee of the Company after the Merger will be separate consideration for, or allocable to, any of their shares of the Company; none of the shares of FYI Stock received by any shareholder-employee in the Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee after the Merger pursuant to arrangements entered into after the Merger will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                 (k) The proposed Merger is effected through the laws of the United States, or a State or the District of Columbia.

                 (l) The proposed Merger is being undertaken for reasons germane to the business of FYI and Newco.

                 (m)      Assuming the correctness of the representation in
         Section 5.8(d), FYI has no plan or intention to cause the Surviving Corporation immediately after the Closing Date to hold less than ninety percent (90%) of the fair market value of its net assets and seventy percent (70%) of the fair market value of the gross assets of the Company immediately prior to the Closing Date, with such amount determined based on the same methodology described in Section 5.8(d).

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS AND THE
         COMPANY

         The obligations of the Shareholders and of the Company with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions, except that no such waiver shall be deemed to affect the survival of the representations and warranties of FYI and Newco contained in Section 6 hereof.

         7.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of FYI and Newco contained in this Agreement shall be true and correct as of the Closing Date; and each and all of the terms, covenants and conditions of this Agreement to be complied with and performed by FYI and Newco on or before the Closing Date shall have been duly complied with and performed.

         7.2 SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to each of the Company and the Shareholders and their respective counsel.

         7.3 NO LITIGATION. No action or proceeding before a court or any other Agency shall have been instituted or threatened to restrain or prohibit the merger of Newco with and into the Company and no Agency shall have taken any other action or made any request of the Company as a result of which the management of the Company reasonably deems it inadvisable to proceed with the transactions hereunder.

         7.4 OPINION OF COUNSEL. The Company and the Shareholders shall have received an opinion from Locke Purnell Rain Harrell (A Professional Corporation), counsel for FYI, dated the Closing Date, in the form annexed hereto as Annex IV.

         7.5 CONSENTS AND APPROVALS. All necessary consents of and filings with any Agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger and no Agency shall have taken any other action or made any request of the Company as a result of which the Company deems it inadvisable to proceed with the transactions hereunder.

         7.6 GOOD STANDING CERTIFICATES. FYI and Newco each shall have delivered to the Company a certificate, dated as of a date not more than twenty
(20) days prior to the Closing Date, duly issued by the Delaware Secretary of State and in each state in which FYI or Newco is authorized to do business, showing that each of FYI and Newco is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for FYI and Newco, respectively, for all periods prior to the Closing have been filed and paid.

         7.7 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred that would constitute an FYI Material Adverse Effect.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF FYI AND NEWCO

         The obligations of FYI and Newco with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions, except that no such waiver shall be deemed to affect the survival of the representations and warranties of the Company and the Shareholders contained in Section 5 hereof.

         8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of the Shareholders and the Company contained in this Agreement shall be true and correct as of the Closing Date; and each and all of the terms, covenants and conditions of this Agreement to be complied with and performed by the Shareholders and the Company on or before the Closing Date shall have been duly complied with and performed.

         8.2 SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to each of FYI and Newco and their counsel.

         8.3 NO LITIGATION. No action or proceeding before a court or any other Agency shall have been instituted or threatened to restrain or prohibit the merger of Newco with and into the Company and no Agency shall have taken any other action or made any request of FYI as a result of which the management of FYI or Newco reasonably deems it inadvisable to proceed with the transactions hereunder.

         8.4 EXAMINATION OF FINAL FINANCIAL STATEMENTS. Prior to the Closing Date, FYI shall have had sufficient time to review the unaudited balance sheets of the Company for the fiscal month ended January 31, 1997, and the unaudited statements of income, cash flows and retained earnings of the Company for the fiscal month ended January 31, 1997, disclosing no material adverse change in the financial condition thereof or the results of its operations from the financial statements as of December 31, 1996.

         8.5 REPAYMENT OF INDEBTEDNESS. Prior to the Closing Date, the Shareholders shall have repaid the Company in full all amounts owing by the Shareholders to the Company.

         8.6 INSURANCE. FYI shall be named as an additional named insured on all of the insurance policies of the Company.

         8.7 SHAREHOLDER RELEASES. Each of the Shareholders shall have delivered to FYI immediately prior to the Closing Date an instrument dated the Closing Date in substantially the form of Annex V releasing the Company from any and all claims of the Shareholder against the Company and obligations of the Company to the Shareholder, except for items specifically identified on
Schedule 8.7 as being claims of or obligations to the Shareholder and continuing obligations to Shareholder relating to his employment by the Surviving Corporation.

         8.8 TERMINATION OF RELATED PARTY AGREEMENTS. All existing agreements between the Company and the Shareholders or business or personal affiliates of the Company or the Shareholders and all existing bonus and incentive plans and arrangements of the Company, other than those set forth on
Schedule 8.8, shall have been cancelled or terminated.

         8.9 OPINION OF COUNSEL. FYI shall have received an opinion from Weisman Trogan Young and Schloss, P.C., counsel to the Company and the Shareholders, dated the Closing Date, in the form annexed hereto as Annex VI.

         8.10 NONCOMPETITION AGREEMENTS. Each of the Shareholders shall have executed and delivered to FYI and Newco a Noncompetition Agreement with FYI and Newco in substantially the forms attached hereto as Annex VII (the "Noncompetition Agreements").

         8.11 AFFILIATE AGREEMENTS. Each of the Shareholders shall have executed and delivered to FYI and Newco an Affiliate Agreement in substantially the form annexed hereto as Annex VIII (the "Affiliate Agreement") with respect to the shares of FYI Stock to be acquired thereby pursuant to Section 2 hereof containing the Shareholder's undertakings as set forth in Section 9.10 hereof. FYI and Newco shall be entitled to place appropriate legends on the certificates evidencing any FYI Stock to be received by such Shareholders as Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the FYI Stock, consistent with the terms of this Agreement and the Affiliate Agreements.

         8.12 CLOSING UNDER RELATED AGREEMENT. Simultaneous with the Closing, the transactions under that certain Agreement and Plan of Reorganization by and among FYI, Mavricc Acquisition Corp., MAVRICC Management Systems, Inc. and the Shareholders named therein (the "MAVRICC Agreement") shall have been consummated, including without limitation the merger of Mavricc Acquisition Corp. with and into MAVRICC Management Systems, Inc.

         8.13 BROKER RELEASE. Simultaneous with the Closing, each broker or agent identified on Schedule 11.6 shall have executed and delivered to FYI and Newco an instrument dated the Closing Date in substantially the form set forth on such Schedule 11.6 or in such other form as shall be reasonably satisfactory to FYI and Newco releasing the Company, FYI and Newco from any and all claims of such broker or agent with respect to fees, commissions and other amounts and expenses thereof that may be payable thereto in connection with the transactions set forth in this Agreement.

         8.14 CONSENTS AND APPROVALS. All necessary consents of and filings with any Agency or any third party relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger and no Agency shall have taken any other action or made any request of FYI or Newco as a result of which either FYI or Newco deems it inadvisable to proceed with the transactions hereunder.

         8.15 RELEASE OF FINANCING STATEMENTS. The Company shall have obtained and prepared for filing in the appropriate jurisdictions Termination Statements properly executed by any parties holding a security interest or other Encumbrance with respect to the Company, the Company Stock or the assets of the Company as identified by lien searches conducted with respect to the Company.

         8.16 GOOD STANDING CERTIFICATES. The Company shall have delivered to FYI a certificate, dated as of a date not more than twenty (20) days prior to the Closing Date, duly issued by the appropriate governmental authority in the state of incorporation of the Company and in each state, if any, in which the Company is authorized to do business, showing that the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for all periods prior to the Closing have been filed, and paid.

         8.17 APPROVAL OF BOARD OF DIRECTORS OF FYI. The Board of Directors of FYI shall have approved the Merger and the performance by FYI of its obligations as set forth under this Agreement.

         8.18 CREDIT AGREEMENT. The lenders under FYI's Credit Agreement dated as of April 18, 1996, as amended, shall have approved the extension of credit to permit FYI and Newco to effect the transitions contemplated by this Agreement.

         8.19 ACCOUNTANT'S LETTER WITH RESPECT TO POOLING OF INTERESTS ACCOUNTING. FYI and Newco shall have received a letter from the Company's Accountant stating its concurrence, as of the Closing Date, as to the appropriateness of the transactions contemplated by this Agreement qualifying for pooling of interests accounting treatment in accordance with GAAP.

         8.20 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred that would constitute a Material Adverse Effect.

9.       COVENANTS OF THE PARTIES

         9.1 PERMITTED PAYMENTS BY THE COMPANY. Each of FYI and Newco acknowledges and agrees that from and after December 31, 1996 and prior to the Effective Time of the Merger, the Company may pay in a manner consistent with its past business practices, compensation for services to the Shareholders not to exceed (in the aggregate) the sum of $1,000. The parties to this Agreement acknowledge and agree that, except as set forth in this Agreement, the Company shall retain and shall not distribute to the Shareholders any amounts after the date of this Agreement.

         9.2 PRESERVATION OF TAX AND ACCOUNTING TREATMENT. After the Closing Date, FYI shall not and shall not permit any of the FYI Subsidiaries to undertake any act that would jeopardize the tax-free status of the reorganization of the Company, including without limitation the following:

                          (i) The retirement or reacquisition, directly or indirectly, of all or part of the FYI Stock issued in connection with the transactions contemplated hereby;

                          (ii) The entering into of financial arrangements for the benefit of the Shareholders in their capacities as such;

                          (iii) The disposition of any material part of the assets of the Company within the two (2) years following the Closing Date except in the ordinary course of business or to eliminate duplicate services or excess capacity;

                          (iv) The discontinuance of the historic business of the Company; and

                          (v) The issuance of additional shares of stock of the Surviving Corporation that would result in FYI losing control of the Surviving Corporation within the meaning of
                 Section 368(c) of the Code.

         9.3     PREPARATION AND FILING OF TAX RETURNS.

                 (a) The Shareholders shall prepare all Tax returns for all taxable periods of the Company ending on or prior to the Closing Date, including without limitation all Tax returns for the S Short Year. Such Tax returns shall be prepared on a basis consistent with past practice. In the event of a disagreement between FYI and the Surviving Corporation and the Shareholders over the calculation of taxable income for such Tax returns, the Shareholders shall be required to obtain and produce an opinion letter from one of the accounting firms commonly referred to within the United States as the "big six" concluding that the treatment of the specific item at issue should more likely than not be sustained upon examination by the Internal Revenue Service. FYI and the Surviving Corporation shall be responsible for the payment of all amounts (other than income Taxes) due on such Tax returns to the extent they were reserved for on the Financial Statements. FYI and the Surviving Corporation shall cooperate with the Shareholders in the filing of such Tax returns.
         FYI and the Surviving Corporation shall be responsible for the preparation of all Tax returns of the Company for all taxable periods ending after the Closing Date, including without limitation all Tax returns for the C Short Year. FYI and the Surviving Corporation shall be responsible for the payment of all amounts due on such Tax returns. The Shareholders shall cooperate in the preparation of such Tax returns.

                 (b) The Shareholders shall have responsibility for the conduct of any audit of the Company of any taxable period ending on or prior to the Closing Date; provided, however, that in the event that the Shareholders receive notice of a claim from the Internal Revenue Service or any other taxing authority the Shareholders shall promptly, but in any event within five (5) business days, notify FYI and the Surviving Corporation of such claim and of any action taken or proposed to be taken. In the event FYI and the Surviving Corporation wish to participate in such audit they may do so at their own cost and expense.

                 (c) Each of the Company, Newco, FYI and the Shareholders shall comply with the tax reporting requirements of Section 1.368-3 of the Treasury Regulations promulgated under the Code, and shall treat the transaction as a tax-free reorganization under Section 368(a) of the Code unless otherwise required by law.

         9.4     COVENANTS OF THE COMPANY CONCERNING TERMINATION OF S ELECTION.

                 (a) Definitions. The following terms, as used herein, have the following meanings when used hereinafter:

         "C Corporation Period" means the period commencing on the S Termination Date.

         "C Short Year" means that portion of the S Termination Year of the Company as defined in Section 1362(e)(1)(B) of the Code.

         "S Corporation Period" means, as to the Company the period commencing on the effective date of its S election and ending on the date immediately preceding the S Termination Date.

         "S Corporation Taxable Income" means the taxable income of the Company from all sources during the S Corporation Period.

         "S Short Year" means that portion of the S Termination Year of the Company as defined in Section 1362(e)(1)(A) of the Code.

         "S Termination Date" means the date on which the S corporation status of the Company is terminated pursuant to Section 1362(d)(2) of the Code.

         "S Termination Year" has the meaning set forth in Section 1362(e)(4) of the Code.

                 (b)      Termination of S Election; S Termination Year

                          (i)     Termination of S Status.  The Company made a
valid election under Section 1362(a) of the Code to be taxed in accordance with the provisions of Subchapter S of the Code for its initial tax year beginning May 24, 1989 and ending December 31, 1989 (the "S Election"). The Shareholders acknowledge that the Merger will terminate the Company's S Election pursuant to
Section 1362(d)(2) of the Code.

                          (ii)    Effective Date.  The S Termination Date shall
be on the date of the Effective Time of the Merger.

                          (iii)   S Termination Year.  The fiscal year in which
the S corporation status of the Company is terminated will be an S Termination Year with respect to the Company for federal income tax purposes, as defined in
Section 1362(e)(4) of the Code.

                          (iv)    S Short Year.  Pursuant to Section
1362(e)(1)(A) of the Code, the S Termination Year of the Company shall be divided into two short taxable years: an S Short Year and a C Short Year. As defined in Section 1362(e)(1)(A) of the Code, the S Short Year of the Company shall be that portion of its S Termination Year beginning on the initial day of its fiscal year and ending on the day immediately preceding the S Termination Date. For federal income tax purposes, the Company will be treated as an S corporation during its S Short Year.

                          (v)     C Short Year.  Pursuant to Section
1362(e)(1)(B) of the Code, the portion of the S Termination Year beginning on the S Termination Date and ending on the last day of the fiscal year, shall be the C Short Year of the Company. For federal income tax purposes, the Company will be taxed as a C corporation during the C Short Year.

                 (c)      Allocation of Income

                          (i)     Allocation Election.  Tax items shall be
allocated to the S Short Year and the C Short Year pursuant to normal tax accounting rules (that is, the "closing of the books method") rather than by the pro rata allocation method contained in Section 1362(e)(2) of the Code.

                          (ii)    Filing of Tax Returns.  In respect to the
foregoing allocation, the Company shall cause to be prepared, at its expense, and shall timely file all tax returns required by federal, state and local law and, when appropriate, shall allocate the tax items to the S Short Year and the C Short Year pursuant to normal tax accounting rules (that is, the "closing of the books method") rather than the pro rata allocation method contained in
Section 1362(e)(2) of the Code.

                 (d)      Taxes

                          (i)     Liability for Taxes Incurred During S
Corporation Years Including S Short Year. The Shareholders shall pay (and shall indemnify, defend and hold harmless the Surviving Corporation from and against liability with respect to) any and all Taxes that are imposed on the Shareholders or the Company and attributable to the taxable income of the Company, including but not limited to, any taxable income of the Company recognized as a result of the Merger of Newco into the Company (but for reasons other than the failure of the Merger to qualify as a tax-free reorganization) for all taxable periods (or that portion of any period including the S Short
Year) during which the Company was an S corporation. The Shareholders shall pay any and all Taxes that are imposed on the Shareholders or the Company as a result of the Company's S election being treated as invalid or ineffective for any reason or such election being revoked or terminated prior to the S Termination Date.

                          (ii)    Liability for Taxes Incurred During C
Corporation Years Including C Short Year. The Surviving Corporation shall pay or cause to be paid (and shall indemnify, defend and hold harmless the Shareholders from and against liability with respect to) any and all Taxes attributable to the taxable income of the Surviving Corporation for the C Corporation Period. In no event will the Surviving Corporation be required to pay any Taxes that are imposed upon the Company as a result of the Merger of Newco into the Company (but for reasons other than the failure of the Merger to qualify as a tax-free reorganization).

                 (e) If any Shareholder receives notice of an intention by a taxing authority to audit any return of such Shareholder that includes any item of income, gain, deduction, loss or credit reported by the Company with respect to the S Corporation Period that such Shareholder has reason to believe may affect the Surviving Corporation's tax returns during the C Corporation Period, the Shareholder shall inform the Surviving Corporation, in writing, of the audit promptly after receipt of such notice. If any Shareholder receives notice from a taxing authority of any proposed adjustment for which the Surviving Corporation may be required to indemnify hereunder (a "Proposed Adjustment"), such Shareholder shall give notice to the Surviving Corporation of the Proposed Adjustment promptly after receipt of such notice from a taxing authority. Upon receipt of such notice from such Shareholder, the Surviving Corporation may request that such Shareholder contest such Proposed Adjustment and such Shareholder shall permit the Surviving Corporation to participate in (but not to control) such proceedings. If the Surviving Corporation requests that any Proposed Adjustment be contested, then such Shareholder shall, at the Surviving Corporation's expense, contest the Proposed Adjustment or at the option of the Surviving Corporation permit the Surviving Corporation to contest the Proposed Adjustment (including pursuing all administrative and judicial appeals and processes). The Surviving Corporation shall pay to such Shareholder all reasonable costs and expenses (including reasonable attorneys' and accountants' fees) that such Shareholder may incur in contesting such Proposed Adjustments. Neither Shareholder shall make, accept or enter into a settlement or other compromise, with respect to any Taxes indemnified hereunder, or forego or terminate any proceeding undertaken hereunder without the consent of the Surviving Corporation, which consent shall not be unreasonably withheld. The Shareholders will reasonably assist if the Surviving Corporation contests any Proposed Adjustment.

                 (f) If the Surviving Corporation receives notice of an intention by a taxing authority to audit any return of the Surviving Corporation that includes any item of income, gain, deduction, loss or credit reported by the Surviving Corporation with respect to the period after the Merger during which the Surviving Corporation is a C corporation that the Surviving Corporation has reason to believe may affect such Shareholder's tax returns during the S Corporation Period, the Surviving Corporation shall inform such Shareholder in writing, of the audit promptly after receipt of such notice. If the Surviving Corporation receives notice from a taxing authority of any proposed adjustment for which such Shareholder may be required to indemnify the Surviving Corporation hereunder (a "Surviving Corporation Proposed Adjustment"), the Surviving Corporation shall give notice to the Shareholders of the Surviving Corporation Proposed Adjustment promptly after receipt of such notice from a taxing authority. Upon receipt of such notice from the Surviving Corporation, the Shareholders may, by in turn giving prompt written notice to the Surviving Corporation, request that the Surviving Corporation contest such Surviving Corporation Proposed Adjustment. If such Shareholder requests that any Surviving Corporation Proposed Adjustment be contested, then the Surviving Corporation shall contest the Surviving Corporation Proposed Adjustment (including pursuing all administrative and judicial appeals and processes) at such Shareholder's expense and shall permit such Shareholder to participate in (but not to control) such proceeding.

                 (g) The Surviving Corporation and the Shareholders shall cooperate fully with each other in all matters relating to Taxes and in the determination of amounts payable hereunder. In the case of disagreement as to the course of action to be pursued in dealing with taxing authorities (including, without limitation, matters with respect to preparation and filing of tax returns, conduct of audits, and proceedings in courts), the decision of the party (the Surviving Corporation, on the one hand, or the Shareholders, on the other hand) who will economically benefit from or be burdened by the course of action (or in the case both parties benefit and/or are burdened, the decision of the party with the greatest benefit or burden) shall control.

                 (h) The Shareholders shall be entitled to all refunds of any and all Taxes for the S Short Year and other tax periods ending before the Effective Date. FYI and Newco shall be entitled to all refunds of any and all Taxes for the C Short Year and other tax periods ending after the Effective Date. The Shareholders and FYI and Newco shall cooperate in obtaining any refund of income Taxes available from the relevant taxing authority.

         9.5 NOMINATION OF SHAREHOLDER TO FYI BOARD OF DIRECTORS. Following the Closing and to the extent permitted by the Delaware General Corporation Law and applicable securities laws and the Certificate of Incorporation and By-laws of FYI, FYI shall nominate and recommend Kyle C. Kerbawy for election as a director at the FYI stockholders' meeting next following the Closing.

         9.6 COMPANY NAME. The Shareholders acknowledge and agree that the name "MMS Escrow and Transfer Agency, Inc." or any derivation thereof, is an important element of the Company's business and goodwill and covenants that following the Closing Date neither of such Shareholders shall conduct a business utilizing the above-described name without the prior written consent of the Surviving Corporation.

         9.7 RECEIVABLES GUARANTEED. The Shareholders jointly and severally warrant to FYI, Newco and the Surviving Corporation that all accounts receivable of the Company as of the Effective Date (the "Receivables") will be collected by the Surviving Corporation in the aggregate full face amount thereof no later than July 25, 1997. If the Surviving Corporation shall fail to collect the aggregate full face amount of the Receivables set forth in the Company's Financial Statements by July 25, 1997, then (i) the Shareholders may acquire the uncollected Receivables plus any unpaid interest accrued thereon by payment to the Surviving Corporation of an amount in cash equal to such uncollected Receivables and interest multiplied by a factor of 6.0 on or before July 25, 1997 or (ii) FYI may retain an amount of FYI Stock equal to the product of the sum of all such uncollected Receivables plus any unpaid interest accrued thereon multiplied by a factor of 6.0 from the FYI Stock retained by FYI as provided for in Section 3.1(a) hereof, and if the amount of FYI Stock retained by FYI pursuant to Section 3.1(a) hereof is not sufficient to compensate the Surviving Corporation for such uncollected Receivables (based upon the then-fair market value of such shares of FYI Stock as determined by the closing price for such shares on the Nasdaq National Market on July 25,
1997), the Surviving Corporation may seek indemnification against the Shareholders for such shortfall in accordance with Section 10 hereof. The Surviving Corporation shall provide written notice to the Shareholders on or before July 25, 1997 as to which alternative set forth in the foregoing sentence it has elected with respect to such uncollected Receivables. Any such amount retained by FYI or the Surviving Corporation shall be in an allocation that will not adversely affect the parties' treatment of this transaction as a tax-free reorganization under Section 368(a) of the Code. Proceeds from Receivables collected after July 25, 1997 and for which the Surviving Corporation has received payment under this Section 9.7 multiplied by a factor of 6.0 shall be promptly and in any event within five (5) business days of collection delivered by the Surviving Corporation to the Shareholders.

         9.8 REGISTRATION OF FYI STOCK; 1933 ACT. (a) On or after July 25, 1997 with respect to 13,259 of the shares of FYI Stock to be received by the Shareholders upon consummation of the Merger, upon written request of either Shareholder FYI shall use its reasonable best efforts to file registration statements under the 1933 Act covering the registration of such shares of FYI Stock (such shares of FYI Stock are referred to herein as "RS Shares") to be received by the Shareholders pursuant to this Agreement for resale by the Shareholders. FYI shall have no obligation to register the balance of the shares of FYI Stock to be received by the Shareholders upon consummation of the Merger. In connection with such registration statement, FYI shall:

                 (i) Use its reasonable best efforts to cause such registration statement to become effective and keep such registration statement effective for six (6) months (or such shorter period after which FYI Stock may be sold by the Shareholders in accordance with the requirements of Rule 144 under the 1933 Act); provided, however, that FYI shall not be deemed to have used its reasonable best efforts to keep the registration statement effective during the applicable period if FYI voluntarily takes any action that results in the Shareholders not being able to sell the RS Shares during such period, unless such action is required by law;

                 (ii) Use its reasonable best efforts to prepare and file with the United States Securities and Exchange Commission ("SEC") such amendments and supplements to such registration statement as may be necessary to comply with the applicable provisions of the 1933 Act;

                 (iii) No less than twenty-four (24) hours prior to filing such registration statement or prospectus contained therein or any amendment or supplement thereto, furnish to each Shareholder copies of all documents proposed to be filed to permit the reasonable and timely review of statements contained in such documents pertaining to such parties and thereafter furnish to the Shareholders such number of copies of such registration statement, each amendment and supplement thereto, such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the RS Shares to be received by them pursuant to this Agreement;

                 (iv) Use its reasonable best efforts to register and qualify the shares of FYI Stock covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders, and to keep such registration or qualification effective during the period such registration statement is to be kept effective, provided that FYI shall not be required to become subject to taxation, qualify to do business or file a general consent to service of process in any such jurisdictions;

                 (v) Use its reasonable best efforts to maintain the authorization for quotation of the securities covered by such registration statement on the Nasdaq National Market of the Nasdaq Stock Market, Inc.; and

                 (vi) Notify each Shareholder, at any time when the Shareholders must suspend offers or sales of RS Shares under the registration statement, either because the prospectus included in such registration statement is required to be amended for any reason, such as an amendment under the 1933 Act to provide current information, or because the prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. FYI shall use its reasonable best efforts to enable the Shareholders to promptly recommence offers and sales under the registration statement. Notwithstanding the foregoing and anything to the contrary set forth in this Section 9.8, each Shareholder acknowledges that there may occasionally be times when FYI must suspend the use of the prospectus included in such registration statement until such time as an amendment to the registration statement has been filed by FYI and declared effective by the SEC, or until such time as FYI has filed an appropriate report with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). Each Shareholder hereby covenants that he will not offer or sell any shares of FYI Stock pursuant to such prospectus during the period commencing when FYI notifies the Shareholder of the suspension of the use of such prospectus and the reason therefor, and ending when FYI notifies the Shareholder in writing that he may thereafter effect offers and sales pursuant to such prospectus.

                 (b) It is a condition precedent to the obligations of FYI to take any action pursuant to this Section 9.8 hereof with respect to the RS Shares of any Shareholder that such Shareholder shall furnish to FYI such information regarding himself, the FYI Stock held by him and the intended method of disposition of such securities as shall be required to effect the registration of such Shareholder's RS Shares and be required to effect the registration of such Shareholder's RS Shares and as may be required from time to time to keep such registration current.

                 (c) Except as otherwise provided, all expenses incurred by or on behalf of FYI in connection with registrations, filings or qualifications pursuant to this Section 9.8 hereof, including without limitation all registration, filing and qualification fees, the fees and expenses incurred in connection with the listing of the RS Shares to be registered on each security exchange on which shares of Common Stock of FYI are then listed, printer's and accounting fees, and fees and disbursements of counsel for FYI, shall be borne by FYI. In no event shall FYI be obligated to bear underwriting, brokerage or related fees, discounts or commissions or the fees or expenses of counsel or advisors to the Shareholders.

                 (d) Each of FYI and the Shareholders shall agree to such other reasonable and customary arrangements, undertakings and indemnifications with respect to the registration of the RS Shares to be received by the Shareholders pursuant to the Agreement as may be requested by any of them, but shall not be obligated to enter into any underwriting arrangements. Such indemnifications shall include FYI's indemnity of the Shareholders and their brokers or dealers that may be deemed to be underwriters as reasonably requested by the Shareholders and their brokers or dealers against liability, including liability arising under the 1933 Act.

                 (e) FYI covenants that it will at all times use its reasonable best efforts to timely file any reports required to be filed by it under the 1933 Act and the 1934 Act and that it will take such other actions as may be reasonably necessary to enable the Shareholders to sell the FYI Stock without registration under applicable exemptions provided for under the 1933 Act including, without limitation, Rule 144.

         9.9     ECONOMIC RISK; SOPHISTICATION.

                 (a) Each Shareholder represents and warrants that such Shareholder has not relied on any purchaser representative, or on the Company or any other Shareholder, in connection with the acquisition of shares of FYI Stock hereunder. The Shareholders (i) have such knowledge, sophistication and experience in business and financial matters that they are capable of evaluating the merits and risks of an investment in the shares of FYI Stock, (ii) fully understand the nature, scope and duration of the limitations on transfer described in this Agreement and (iii) can bear the economic risk of an investment in the shares of FYI Stock and can afford a complete loss of such investment. The Shareholders have had an adequate opportunity to ask questions and receive answers from the officers of FYI concerning any and all matters relating to the transactions described herein including without limitation the background and experience of the officers and directors of FYI and the Surviving Corporation, the plans for the operations of the business of FYI and the Surviving Corporation, the business, operations and financial condition of FYI and the Surviving Corporation, and any plans for additional acquisitions and the like. The Shareholders have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

                 (b) Each Shareholder further represents, warrants, acknowledges and agrees that (x) he is acquiring the shares of FYI Stock under this Agreement for his own account, as principal and not on behalf of other persons, and for investment and not with a view to the resale or distribution of all or any part of such shares, (y) he will not sell or otherwise transfer such shares unless, in the opinion of counsel who is satisfactory to the Company, the transfer can be made without violating the registration provisions of the 1933 Act and the rules and regulations thereunder, unless such sale or transfer is under an effective registration statement, and (z) the certificate representing such shares will also bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT ISSUED IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL TO THE ISSUER, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD,TRANSFERRED OR ASSIGNED, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT, PRIOR TO THE PUBLICATION AND DISSEMINATION OF FINANCIAL STATEMENTS BY THE ISSUER WHICH INCLUDE THE RESULTS OF AT LEAST THIRTY (30) DAYS OF COMBINED OPERATIONS OF THE ISSUER AND THE SURVIVING CORPORATION OF THE MERGER BETWEEN MMS ESCROW ACQUISITION CORP. AND MMS ESCROW AND TRANSFER AGENCY, INC. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENTS) WHEN THIS REQUIREMENT HAS BEEN MET.

and

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THESE SHARES MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF SUCH RULE.

         9.10 POOLING ACCOUNTING. Each of FYI, Newco, the Shareholders and the Company shall use commercially reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of FYI, Newco, the Shareholders and the Company shall use reasonable efforts to cause its affiliates not to take any action that would adversely affect the ability of FYI to account for the business combination to be effected by the Merger as a pooling of interests.

         9.11 TERMINATION OF SHAREHOLDERS' AGREEMENT. By execution of this Agreement the Company and each Shareholder does hereby covenant and agree that the Shareholders' Agreement by and among the Company, MAVRICC Management Systems, Inc. and the Shareholders dated June 11, 1992 shall be terminated and of no further force or effect as of the Closing.

10.      INDEMNIFICATION

         The Shareholders, FYI and Newco each make the following covenants that are applicable to them, respectively.

         10.1    FYI LOSSES.

                 (a) Each of the Shareholders jointly and severally agrees to indemnify and hold harmless FYI, Newco and the Surviving Corporation, and their respective directors, officers, employees, representatives, agents and attorneys from, against and in respect of any and all FYI Losses (as defined below) suffered, sustained, incurred or required to be paid by any of them by reason of (i) any representation or warranty made by the Company or the Shareholders in or pursuant to this Agreement

         (including, without limitation, the representations and warranties contained in any certificate delivered pursuant hereto) being untrue or incorrect in any respect; (ii) any liability arising from or based upon the operation of the Company through the Closing Date; (iii) the termination of or withdrawal by the Company or any Group Member from any employee pension benefit plan, as defined in Section 3(2)(A) of ERISA that is maintained pursuant to a collective bargaining agreement under which more than one employer makes contributions and to which the Company or any Group Member is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions; (iv) the items described in Schedule
         5.16 hereof except in any instance and to the extent FYI Losses result from the negligence or misconduct of FYI, Newco or the Surviving Corporation; (v) liabilities for Taxes as a result of the conversion of the Surviving Corporation from a cash basis to an accrual basis of accounting after the Merger; or (vi) any failure by the Company or any Shareholder to observe or perform its or his covenants and agreements set forth in this Agreement or in any other agreement or document executed by it or him in connection with the transactions contemplated hereby; provided, however, that notwithstanding the foregoing, the obligations of the Shareholders to indemnify and hold harmless FYI, Newco and Surviving Corporation, and their respective directors, officers, employees, representatives, agents and attorneys from, against and in respect of any and all FYI Losses shall be several and not joint with respect to acts or omissions of a Shareholder with respect to such Shareholder's Employment Agreement and Noncompetition Agreement.

                 (b) "FYI Losses" shall mean all damages (including, without limitation, amounts paid in settlement with the Shareholders' consent, which consent may not be unreasonably withheld), losses, obligations, liabilities, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees), penalties, fines, interest and monetary sanctions, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and Agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce the rights of FYI, Newco and the Surviving Corporation or such other persons to indemnification hereunder.

         10.2    ENVIRONMENTAL INDEMNITY.

                 (a) Each of the Shareholders jointly and severally agrees to indemnify and hold harmless FYI, Newco and the Surviving Corporation, and their respective directors, officers, employees, representatives, agents and attorneys from, against and in respect of any and all Environmental Costs (as defined below), arising in any manner in connection with: (i) the presence at or on any property now or formerly owned, operated or leased by the Company at the time of the Company's operation or lease thereof of any Hazardous Substances or the release, leak, discharge, spill, disposal, migration or emission of Hazardous Substances from any such property at the time of the Company's operation or lease thereof; (ii) the failure of the Company to comply with any applicable Environmental Requirements prior to the Closing Date; or (iii) the transportation to, disposal at, or migration onto or into adjacent property or any off-site location of any Hazardous Substances from property now or formerly owned, operated or leased by the Company at the time of the Company's operation or lease thereof, whether or not the transportation or disposal was conducted in full compliance with Environmental Requirements.

                 (b) The obligations of this Section 10.2 shall include the obligation to defend the Indemnified Parties (as defined below) against any claim or demand for Environmental Costs, the obligation to pay and discharge any Environmental Costs imposed on Indemnified Parties, and the obligation to reimburse Indemnified Parties for any Environmental Costs incurred or suffered, provided in each instance that the claim for Environmental Costs arises in connection with a matter for which Indemnified Parties are entitled to indemnification under this Agreement. The obligation to reimburse the Indemnified Parties shall also include the costs and expenses (including, without limitation, reasonable attorneys' fees) to establish or enforce the rights of FYI, Newco and the Surviving Corporation or such other persons to indemnification hereunder.

                 (c) "Environmental Costs" shall mean any of the following that arise in any manner regardless of whether based in contract, tort, implied or express warranty, strict liability, Environmental Requirement or otherwise: all liabilities, losses, judgments, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, reasonable attorneys' fees and fees and disbursements of environmental consultants, all costs related to the performance of any required or necessary assessment, investigation, remediation, response, containment, closure, restoration, repair, cleanup or detoxification of any impacted property, the preparation and implementation of any maintenance, monitoring, closure, remediation, abatement or other plans required by any governmental agency or by Environmental Requirements and any other costs recovered or recoverable under any Environmental Requirement), fines, penalties, or monetary sanctions. Environmental Costs shall include without limitation: (i) damages for personal injury or death, or injury to property or to natural resources; (ii) damage to real property or damage resulting from the loss of the use of all or any part of the property, including but not limited to business loss; and
         (iii) the cost of any demolition, rebuilding or repair of any property required by Environmental Requirements or necessary to restore such property to its condition prior to damage caused by an environmental condition or by the remediation of an environmental condition.

         10.3 EMPLOYEE COMPENSATION AND BENEFITS. Each of the Shareholders jointly and severally agrees to indemnify and hold FYI, Newco and the Surviving Corporation, and their respective directors, officers, employees, representatives, agents and attorneys harmless from and against any and all claims made by employees of the Company, regardless of when made, for wages, salaries, bonuses, pension, workmen's compensation, medical insurance, disability, vacation, severance, pay in lieu of notice, sick benefits or other compensation or benefit arrangements to the extent the same are based on employment service rendered to the Company prior to the Closing Date or injury or sickness occurring prior to the Closing Date and are not scheduled pursuant to this Agreement or reserved for on the Financial Statements (collectively, "Employee Claims").

         10.4    SHAREHOLDER LOSSES.

                 (a) FYI and Newco jointly and severally agree to indemnify and hold harmless the Shareholders, and their respective agents, and attorneys, for and in respect of any and all Shareholder Losses (as defined below) suffered, sustained, incurred or required to be paid by any of the Shareholders by reason of (i) any representation or warranty made by FYI or Newco in or pursuant to this Agreement (including, without limitation, the representations and warranties contained in any certificate delivered pursuant hereto) being untrue or incorrect in any respect; (ii) any failure by FYI or Newco to observe or perform its covenants and agreements set forth in this Agreement or any other agreement or document executed by it in connection with the transactions contemplated hereby; or (iii) any liability arising from or based upon the operation of the Company subsequent to the Closing Date other than as a result of the breach of a representation or warranty set forth in Section 5 hereof, except in any instance and to the extent Shareholder Losses result from the negligence or misconduct of the Shareholders or any of them (with respect to periods prior to the Closing Date).

                 (b) "Shareholder Losses" shall mean all damages (including, without limitation, amounts paid in settlement with the consent of FYI and Newco, which consent may not be reasonably withheld), losses, obligations, liabilities, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees), penalties, fines, interest and monetary sanctions, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and Agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce the right of the Shareholders or such other persons to indemnification hereunder.

         10.5 INDEMNIFICATION FOR CERTAIN TAX MATTERS. The Shareholders shall indemnify, defend and hold harmless the Surviving Corporation from and against all Tax liabilities of the Company incurred or accrued prior to the Effective Date and the liability of the Company or the Surviving Corporation with respect to all Taxes, including interest and additions to Taxes, resulting from any final determination (or settlement) that the Merger of Newco into the Company fails to qualify as a tax-free transaction as to the Company and/or the Surviving Corporation pursuant to Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code as a result of any breach of a representation, warranty or covenant of the Company or a Shareholder. FYI and the Surviving Corporation shall indemnify, defend and hold harmless the Shareholders from and against all Tax liabilities of the Company and/or the Surviving Corporation incurred or accrued on or after the Effective Date and the liability of the Shareholders, the Company and the Surviving Corporation with respect to all Taxes, resulting from any final determination (or settlement) that the Merger of Newco into the Company fails to qualify as a tax-free transaction as to the Shareholders, the Company and/or the Surviving Corporation pursuant to Section 368(a)(1)(A) and
Section 368(a)(2)(E) of the Code as a result of any breach of a representation, warranty or covenant by FYI or Newco.

         10.6 NOTICE OF LOSS. Except to the extent set forth in the next sentence, a party to the Agreement will not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the breach or other matter which is asserted has been given to the Indemnifying Party (as defined below) and, in addition, if such matter arises out of a suit, action, investigation, proceeding or claim, such notice is given promptly, but in any event within thirty (30) days after the Indemnified Party (as defined below) is given notice of the claim or the commencement of the suit, action, investigation or proceeding. Notwithstanding the preceding sentence, failure of the Indemnified Party to give notice hereunder shall not release the Indemnifying Party from its obligations under this Section 10, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice. With respect to FYI Losses, Environmental Costs, Employee Claims and the matters described in the first sentence of Section 10.5, the Shareholders shall be the Indemnifying Party and FYI and Newco and their respective directors, officers, employees, representatives, agents and attorneys shall be the Indemnified Party. With respect to Shareholder Losses and the matters described in the second sentence of Section 10.5, FYI and Newco shall be the Indemnifying Party and the Shareholders and their respective agents and attorneys shall be the Indemnified Party.

         10.7 RIGHT TO DEFEND. Upon receipt of notice of any suit, action, investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, the Indemnifying Party shall be entitled to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at its own cost and expense, and the Indemnified Party must cooperate in any such defense or other action. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or the Indemnifying Party fails to assume defense of the matter. In the event the Indemnifying Party shall fail to defend, contest or otherwise protect in a timely manner against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right, but not the obligation, thereafter to defend, contest or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof, provided, however, that the Indemnified Party must send a written notice to the Indemnifying Party of any such proposed settlement or compromise, which settlement or compromise the Indemnifying Party may reject, in its reasonable judgment, within thirty (30) days of receipt of such notice. Failure to reject such notice within such thirty (30) day period shall be deemed an acceptance of such settlement or compromise. The Indemnified Party shall have the right to effect a settlement or compromise over the objection of the Indemnifying Party; provided, that if (i) the Indemnifying Party is contesting such claim in good faith or (ii) the Indemnifying Party has assumed the defense from the Indemnified Party, the Indemnified Party waives any right to indemnity. therefor. If the Indemnifying Party undertakes the defense of such matters, the Indemnified Party shall not, so long as the Indemnifying Party does not abandon the defense thereof, be entitled to recover from the

Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party.

         10.8 COOPERATION. Each of FYI Newco, the Surviving Corporation, the Company and the Shareholders, and each of their affiliates, successors and assigns shall cooperate with each other in the defense of any suit, action, investigation, proceeding or claim by a third party and, during normal business hours, shall afford each other access to their books and records and employees relating to such suit, action, investigation, proceeding or claim and shall furnish each other all such further information that they have the right and power to furnish as may reasonably be necessary to defend such suit, action, investigation, proceeding or claim, including, without limitation, reports, studies, correspondence and other documentation relating to Environmental Protection Agency, Occupational Safety and Health Administration, and Equal Employment Opportunity Commission matters.

         10.9 SATISFACTION OF CLAIMS. The Shareholders shall have the option of paying any amounts owed thereby pursuant to Sections 10.1, 10.2 and
10.3 for FYI Losses, Environmental Costs and Employee Claims with shares of FYI Stock received pursuant to this Agreement and valued at the closing price per share on the Closing Date, in cash or in a combination of FYI Stock and cash.

         10.10 LIMITATIONS OF INDEMNIFICATION; PROPORTIONATE PAYMENTS. The persons or entities indemnified pursuant to this Section 10 shall not assert any claim for indemnification hereunder until such time as and solely to the extent that the aggregate of all claims that such persons may have against the Indemnifying Parties shall exceed $10,000 with respect to all claims (the "Basket"), but upon reaching the amount of the Basket, from the first dollar of all claims; provided, however, that to the extent that any amounts recoverable by FYI and the Surviving Corporation as described in Section 9.7 hereof exceed the amount of FYI Stock retained by FYI and the Surviving Corporation pursuant to Section 3.1(a), any such excess shall not be subject to the Basket. Any amounts paid to the Shareholders pursuant to this Section 10 shall be paid in FYI Stock, valued at the closing price per share on the Closing Date. Notwithstanding any other provision of this Agreement, no Indemnifying Party shall be obligated to defend and hold harmless an Indemnified Party with respect to any claim for indemnification hereunder in excess of the aggregate consideration set forth on Annex II; provided, however, that the foregoing limitation shall not be applicable to any breach of the representations and warranties contained in Section 5.3 hereof.

11.      GENERAL

         11.1 COOPERATION. The Company, the Shareholders, FYI and Newco shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Company will cooperate and use its reasonable efforts to have the present officers, directors and employees thereof cooperate with FYI on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

         11.2    SURVIVAL OF COVENANTS, AGREEMENTS, REPRESENTATIONS AND
                 WARRANTIES.

                 (a) Covenants and Agreements. All covenants and agreements made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and shall continue in full force and effect thereafter according to their terms without limit as to duration.

                 (b) Representations and Warranties. All representations and warranties contained herein shall survive the Closing and shall continue in full force and effect thereafter for a period of three (3) years following the Closing, except that (a) the representations and warranties contained in Section 5.8 and Section 6.12hereof shall survive until the earlier of (i) the expiration of the applicable periods (including any extensions) of the respective statutes of limitation applicable to the payment of the Taxes to which such representations and warranties relate without an assertion of a deficiency in respect thereof by the applicable taxing authority or
         (ii) the completion of the final audit and determination by the applicable taxing authority and final disposition of any deficiency resulting therefrom, (b) the representations and warranties contained in Section 5.11 shall survive for a period of five (5) years following the Closing, (c) the representations and warranties contained in
         Section 5.19 shall survive until the expiration of the applicable period of the statutes of limitation applicable to ERISA matters, and
         (d) the representations and warranties contained in Sections 5.1, 5.2 and 5.3 and Sections 6.1, 6.2, 6.3 and 6.4 shall survive indefinitely.

                 (c) Claims Made Prior to Expiration. Notwithstanding the foregoing survival periods set forth in this Section 11.2, the termination of a survival period shall not affect the rights of an Indemnified Party in respect of any claim made by any party with specificity, in good faith and in writing to the Indemnifying Party in accordance with Sections 10.6 and 11.8 hereof prior to the expiration of the applicable survival period.

         11.3 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of FYI, and the heirs and legal representatives of the Shareholders.

         11.4 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Shareholders, the Company, Newco and FYI, and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and this Agreement and the

Annexes hereto may be modified or amended only by a written instrument executed by the Shareholders, the Company, Newco and FYI, acting through their respective officers, duly authorized by their respective Boards of Directors.

         11.5 COUNTERPARTS. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         11.6 BROKERS AND AGENTS. Except as disclosed on Schedule 11.6, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

         11.7 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, FYI and Newco will pay the fees, expenses and disbursements of FYI and Newco and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by FYI under this Agreement. In the event the transactions herein contemplated are consummated, the Shareholders will pay from personal funds and not from the funds of the Company, the fees, expenses and disbursements of its agents, representatives, accountants, counsel and other business advisors incurred in connection with the subject matter of this Agreement. The Shareholders acknowledge that they, and not the Company or FYI, will pay all taxes due upon receipt of the consideration payable to the Shareholders pursuant to Section 2 hereof, and all sales, use, real property, transfer, recording, gains, stock transfer and other similar fees in connection with the transactions contemplated by this Agreement.

         11.8 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by (a) depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to an officer or agent of such party, or (c) telecopying the same with electronic confirmation of receipt.

               (i)     If to FYI or Newco, addressed to them at:

                                  F.Y.I. Incorporated
                                  MMS Escrow Acquisition Corp.
                                  3232 McKinney Avenue, Suite 900
                                  Dallas, Texas 75204
                                  Telecopy No.: (214) 953-7556
                                  Attn: Margot T. Lebenberg, Esq.

                          with copies to:

                                  Locke Purnell Rain Harrell
                                  2200 Ross Avenue, Suite 2200
                                  Dallas, Texas 75201
                                  Telecopy No.: (214) 740-8800
                                  Attn: Charles C. Reeder, Esq.

                          (ii) If to the Shareholders, addressed thereto at the address set forth on Annex I, with copies to such counsel as is set forth below:

                          (iii)   If to the Company, addressed to:

                                  MMS Escrow and Transfer Agency, Inc.
                                  1845 Maxwell
                                  Suite 101
                                  Troy, MI 48084-4510
                                  Telecopy No.: (810) 614-4536
                                  Attn:  Messrs. Craig F. Moncher and Kyle C.
                                  Kerbawy

                                  and marked "Personal and Confidential"

                                  with copies to:

                                  Weisman Trogan Young and Schloss, P.C.
                                  30100 Telegraph Road
                                  Suite 428
                                  Bingham Farms, Michigan 48025-4518
                                  Telecopy No.: (810) 258-8927
                                  Attn: Howard B. Young, Esq.

or to such other address or counsel as any party hereto shall specify pursuant to this Section 11.8 from time to time.

         11.9 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         11.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         11.11 SCHEDULES TO THIS AGREEMENT. Information to be disclosed by the Company and the Shareholders pursuant to the schedules described herein shall be deemed disclosed if and to the extent set forth on the corresponding schedules to the MAVRICC Agreement.

         11.12   TIME.  Time is of the essence with respect to this Agreement.

         11.13 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         11.14 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         11.15 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         11.16 TAX STRUCTURE. It is the intent of the parties that the transactions contemplated by this Agreement be structured as a tax-free reorganization under Section 368(a) of the Code.



                [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                          F.Y.I. INCORPORATED



                                          By: /s/ DAVID LOWENSTEIN
                                             ---------------------------------
                                             Name: David Lowenstein
                                             Title: Executive Vice President


                                          MMS ESCROW ACQUISITION CORP.



                                          By: /s/ DAVID LOWENSTEIN
                                             ---------------------------------
                                             Name: David Lowenstein
                                             Title: Vice President


                                          MMS ESCROW AND TRANSFER AGENCY, INC.



                                          By: /s/ KYLE C. KERBAWY
                                             ---------------------------------
                                             Name: Kyle C. Kerbawy
                                             Title: Vice President

                                          THE SHAREHOLDERS:

                                          THE AMENDED AND RESTATED CRAIG F.
                                          MONCHER REVOCABLE TRUST
                                          U/A/D SEPTEMBER 10, 1981


                                          By:
                                            ----------------------------------
                                            Title: Trustee



                                          THE RESTATED KYLE C. KERBAWY TRUST
                                          U/A/D MAY 30, 1984


                                          By:
                                             ---------------------------------
                                             Title: Trustee




                                             ---------------------------------
                                             Craig F. Moncher




                                             ---------------------------------
                                             Kyle C. Kerbawy

                                    ANNEX I

                                TO THAT CERTAIN
                      AGREEMENT AND PLAN OF REORGANIZATION
                           DATED AS OF MARCH 27, 1997
                                  BY AND AMONG
                              F.Y.I. INCORPORATED
                          MMS ESCROW ACQUISITION CORP.
                      MMS ESCROW AND TRANSFER AGENCY, INC.
                                      AND
                         THE SHAREHOLDERS NAMED THEREIN


SHAREHOLDERS OF THE COMPANY:

                                                  Number of Shares
             Name and Address                     of Company Stock                Date of Acquisition
             ----------------                     ----------------                -------------------
         The Amended and Restated                       500                       March 20, 1997*
            Craig F. Moncher
            Revocable Trust u/a/d
            September 10, 1981
         c/o 1845 Maxwell
         Suite 101
         Troy, Michigan 48084-4510

         The Amended Kyle C.                            500                       March 20, 1997**
            Kerbawy Trust u/a/d
            May 30, 1984
         c/o 1845 Maxwell
         Suite 101
         Troy, Michigan 48084-4510





--------------------

     * Mr. Craig F. Moncher held the 500 shares of Company Stock from June 22, 1989 until the transfer to the Amended and Restated Craig F. Moncher Revocable Trust.

     ** Mr. Kyle C. Kerbawy held the 500 shares of Company Stock from June 22, 1989 until the transfer to the Amended Kyle C. Kerbawy Trust.

                                    ANNEX II

                                TO THAT CERTAIN
                      AGREEMENT AND PLAN OF REORGANIZATION
                           DATED AS OF MARCH 27, 1997
                                  BY AND AMONG
                              F.Y.I. INCORPORATED
                          MMS ESCROW ACQUISITION CORP.
                      MMS ESCROW AND TRANSFER AGENCY, INC.
                                      AND
                         THE SHAREHOLDERS NAMED THEREIN


Aggregate consideration to be paid to the Shareholders:

         Stock - 27,060 shares of FYI Stock, including 2,706 of such shares of FYI Stock to be held by FYI pursuant to Section 3.1(a) above (1,353 shares of which shall be from the Amended and Restated Craig F. Moncher Revocable Trust and 1,353 shares of which shall be from the Amended Kyle C. Kerbawy Trust), of which 13,530 shares of FYI Stock shall be paid to the Amended and Restated Craig F. Moncher Revocable Trust (in certificates for 12,177 shares and 1,353 shares) and 13,530 shares of FYI Stock shall be paid to the Amended Kyle C. Kerbawy Trust (in certificates for 12,177 shares and 1,353 shares).

                                   ANNEX III

                                TO THAT CERTAIN
                      AGREEMENT AND PLAN OF REORGANIZATION
                           DATED AS OF MARCH 27, 1997
                                  BY AND AMONG
                              F.Y.I. INCORPORATED
                          MMS ESCROW ACQUISITION CORP.
                      MMS ESCROW AND TRANSFER AGENCY, INC.
                                      AND
                         THE SHAREHOLDERS NAMED THEREIN

                             FYI CHARTER DOCUMENTS



          [PROVIDED UNDER CERTIFICATES OF SECRETARY OF FYI AND NEWCO]

                                    ANNEX IV

                                TO THAT CERTAIN
                      AGREEMENT AND PLAN OF REORGANIZATION
                           DATED AS OF MARCH 27, 1997
                                  BY AND AMONG
                              F.Y.I. INCORPORATED
                          MMS ESCROW ACQUISITION CORP.
                      MMS ESCROW AND TRANSFER AGENCY, INC.
                                      AND
                         THE SHAREHOLDERS NAMED THEREIN

                      OPINION OF COUNSEL TO FYI AND NEWCO

                      OPINION OF COUNSEL TO FYI AND NEWCO




                                                   March 27, 1997


The Craig F. Moncher Living Trust
  u/a/d September 10, 1981, as amended
The Kyle C. Kerbawy Trust
  u/a/d May 30, 1984, as amended
Mr. Craig F. Moncher
Mr. Kyle C. Kerbawy
MMS Escrow and Transfer Agency, Inc.
1845 Maxwell
Suite 101
Troy, Michigan 48084-4510

         We have acted as counsel to F.Y.I. Incorporated, a Delaware corporation ("FYI"), and MMS Escrow Acquisition Corp., a Delaware corporation ("Acquisition"), in connection with the transactions contemplated by the Agreement and Plan of Reorganization (the "Agreement") dated as of March 27, 1997 by and between FYI, Acquisition, MMS Escrow and Transfer Agency, Inc. and the Shareholders named therein (the "Shareholders").

         This opinion is being delivered to you pursuant to Section 7.4 of the Agreement. All capitalized terms used herein, unless expressly defined herein, shall have the meanings ascribed to such terms in the Agreement.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed to be necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters material to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, upon representations of executive officers and employees and agents of FYI and Acquisition, and upon such other data as we deemed to be appropriate under the circumstances. We also wish to advise you that when in the following opinion we have made statements to our "knowledge" we shall mean (with respect to matters of fact), that after an examination of documents made available to us by FYI and Acquisition, and after inquiry of officers of FYI and Acquisition, but without any judgment or litigation searches or any other independent factual investigation, we have no reason to believe that such statements are factually incorrect. Statements made to our "knowledge" shall furthermore refer only to then current actual knowledge of attorneys of our firm who have worked on matters for FYI and Acquisition.

         Based upon the foregoing and such consideration of matters of law as we deemed to be relevant, and subject to the qualifications and assumptions set forth herein, we are of the following opinion:

                 (i) FYI and Acquisition have each been duly organized and are validly existing in good standing under the laws of the State of Delaware;

                 (ii) The Agreement has been duly authorized, executed and delivered by each of FYI and Acquisition, constitutes the valid and binding agreement of each thereof and is enforceable against each thereof in accordance with its terms;

                 (iii) Each share of FYI Stock to be issued to the Shareholders has been duly and validly authorized and issued; upon consummation of the transactions set forth in the Agreement, each of such shares will be fully paid and nonassessable; and none of such shares will have been issued in violation of the preemptive rights of any stockholder of FYI;

                 (iv) Assuming the due authorization, execution, delivery and filing of the Certificate of Merger with the Secretary of State of Delaware, the Merger shall become effective under the laws of the State of Delaware; assuming the due authorization, execution, delivery and filing and endorsement of the Certificate of Merger/Consolidation with the Department of Consumer and Industry Services, Corporation, Securities and Land Development Bureau of the State of Michigan, the Merger shall become effective under the laws of the State of Michigan;

                 (v)      To our knowledge, except as set forth on Schedule
         5.15 to the Agreement no notice to, consent, authorization, approval or order of any court or Agency or of any other third party is required in connection with the execution, delivery or consummation of the Agreement by FYI or Acquisition, except for such notices, consents, authorizations, approvals or orders as have already been made or obtained; and

                 (vi) The execution of the Agreement and the performance by FYI and Acquisition of their respective obligations thereunder will not violate any of the terms or provisions of their respective Certificates of Incorporation or By-laws or result in any breach of or default under any lease, instrument, license, permit or any other agreement to which they are a party, except where such violations, breaches or defaults would not have a material adverse effect on FYI.

         The opinion set forth in paragraph (ii) above is subject to the following qualifications: (i) the enforceability of the obligations of FYI and Acquisition under the Agreement are subject to (1) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights, (2) the rights of the United States under the Federal Tax Lien Act of 1966, as amended, and (3) applicable state and federal laws, regulations, rulings or decisions that authorize the forfeiture of real, personal, or other property to States or to the United States; (ii) the availability of equitable remedies, including specific performance and injunctive relief, is subject to the discretion of the court before which any proceeding therefor may be brought; (iii) we have assumed the due authorization, execution and delivery of the Agreement by each of the other parties thereto other than FYI and Acquisition; (iv) no opinion is expressed as to the enforceability of provisions requiring indemnification for liabilities under the securities laws; and (v) no opinion is expressed as to the enforceability of the provisions of the Noncompetition Agreements or the Employment Agreement.

         Insofar as our opinions expressed above pertain to matters of Michigan law we have relied, without independent verification, on the opinion of Loomis, Ewert, Parsley, Davis and Gotting. We have no reason to believe our reliance is not justified. No opinion is expressed with respect to laws other than the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America (other than federal laws applicable to patents, copyrights and trademarks), except to the extent that we have relied, as to matters of Michigan law, on the opinion of Loomis, Ewert, Parsley, Davis and Gotting.

         This opinion is solely for your benefit and may not be relied on by any other person other than you or used for any other purpose without our prior written consent. This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated. We undertake no obligation or responsibility to update or supplement this opinion.

                                        Very truly yours,

                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)



                                        By:
                                          ----------------------------------
                                          Kent Jamison

                                    ANNEX V

                                TO THAT CERTAIN
                      AGREEMENT AND PLAN OF REORGANIZATION
                           DATED AS OF MARCH 27, 1997
                                  BY AND AMONG
                              F.Y.I. INCORPORATED
                          MMS ESCROW ACQUISITION CORP.
                      MMS ESCROW AND TRANSFER AGENCY, INC.
                                      AND
                         THE SHAREHOLDERS NAMED THEREIN


                              SHAREHOLDER RELEASE

                              SHAREHOLDER RELEASE

         The undersigned, the shareholders (the "Shareholders") of MMS Escrow and Transfer Agency, Inc., a Michigan corporation ("MMS"), hereby certify, with respect to the Agreement and Plan of Reorganization dated as of March 27, 1997 by and among F.Y.I. Incorporated ("FYI"), MMS Escrow Acquisition Corp. ("Acquisition"), MMS and the Shareholders:

         1. Each Shareholder releases MMS from any and all claims of such Shareholder against MMS and obligations of MMS to such Shareholder other than obligations arising in connection with the Agreement and Plan of Reorganization described above, any employment and noncompetition agreements between the Shareholder and FYI and/or Acquisition and any right to the issuance of the shares of FYI Stock set forth on Annex II to the Agreement and Plan of Reorganization described above. Each of the Shareholders waives each and every one of such rights that he may have under Michigan or Texas law to the full extent that he may lawfully waive such rights with respect to this general release of claims.

         2. This Release may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have caused this Shareholder Release to be duly executed, delivered and authorized, as of this 27th day of March, 1997.

                                    The Craig F. Moncher Living Trust
                                    u/a/d September 10, 1981, as amended


                                    By:
                                       ----------------------------------
                                    Title:
                                          -------------------------------


                                    The Kyle C. Kerbawy Trust
                                    u/a/d May 30, 1984, as amended


                                    By:
                                       ----------------------------------
                                    Title:
                                          -------------------------------


                                    -------------------------------------
                                    Craig F. Moncher


                                    -------------------------------------
                                    Kyle C. Kerbawy

                                    ANNEX VI

                                TO THAT CERTAIN
                      AGREEMENT AND PLAN OF REORGANIZATION
                           DATED AS OF MARCH 27, 1997
                                  BY AND AMONG
                              F.Y.I. INCORPORATED
                          MMS ESCROW ACQUISITION CORP.
                      MMS ESCROW AND TRANSFER AGENCY, INC.
                                      AND
                         THE SHAREHOLDERS NAMED THEREIN

                       OPINION OF COUNSEL TO THE COMPANY


                             OPINION OF COUNSEL TO
                  MMS ESCROW AND TRANSFER AGENCY, INC. ("MMS")

         (i) MMS has been duly organized and is validly existing in good standing under the laws of the State of Michigan;

         (ii) The authorized and outstanding capital stock of MMS is as represented in the Agreement; each share of such stock has been duly and validly authorized and issued, and is fully paid and nonassessable;

         (iii) To our knowledge, MMS has no outstanding options, warrants, calls, conversion rights or other commitments of any kind to issue or sell any of its capital stock;

         (iv) The Agreement has been duly authorized, executed and delivered by MMS and the Shareholders, and constitutes a valid and binding agreement of MMS and such Shareholders, enforceable against MMS and such Shareholders in accordance with its terms;

         (v) Assuming the due authorization, execution, delivery, filing and endorsement of the Certificate of Merger/Consolidation with the Secretary of State in the State of Michigan, the Merger shall become effective under the laws of the State of Michigan. Upon the consummation of the Merger, no former shareholder of MMS will be entitled to any rights as a dissenting shareholder;

         (vi) To our knowledge, except to the extent set forth on Schedule 5.12(b) to the Agreement, MMS is not in default, nor has received any notice of default, under any of the contracts or agreements listed on such Schedule 5.12(a);

         (vii) To our knowledge, except as set forth on Schedule 5.15 (a schedule to the Agreement or to opinion), no notice to, consent, authorization, approval or order of any court or Agency or body or of any other third party is required in connection with the execution, delivery or consummation of the Agreement by MMS or any of the Shareholders except for such notices, consents, authorizations, approvals or orders as have already been made or obtained; and

         (viii) The execution of the Agreement and the performance by MMS and the Shareholders of their respective obligations thereunder will not violate any of the terms or provisions of the Charter Documents of MMS or result in any breach of or default under any lease, instrument, license, permit or any other agreement listed on Schedules 5.7, 5.10 or 5.12(a) to the Agreement, except to the extent specifically set forth on such Schedules and on Schedule 5.12(b) to the Agreement.

                                   ANNEX VII

                                TO THAT CERTAIN
                      AGREEMENT AND PLAN OF REORGANIZATION
                           DATED AS OF MARCH 27, 1997
                                  BY AND AMONG
                              F.Y.I. INCORPORATED
                          MMS ESCROW ACQUISITION CORP.
                      MMS ESCROW AND TRANSFER AGENCY, INC.
                                      AND
                         THE SHAREHOLDERS NAMED THEREIN

                           NONCOMPETITION AGREEMENTS

                      SHAREHOLDER NONCOMPETITION AGREEMENT

         THIS SHAREHOLDER NONCOMPETITION AGREEMENT (the "Agreement") made and entered into as of the 27th day of March, 1997, by and among MMS Escrow Acquisition Corp., a Delaware corporation ("Acquisition"), and Craig F. Moncher ("Promisor").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Agreement and Plan of Reorganization dated as of March 27, 1997 (the "Reorganization Agreement"), by and between Acquisition, F.Y.I. Incorporated ("FYI"), MMS Escrow and Transfer Agency, Inc. (the "Company"), Promisor and the other shareholders listed therein, Acquisition is to merge into the Company and the Company is to be the Surviving Corporation in the Merger (each as defined in the Reorganization Agreement);

         WHEREAS, an affiliate of Promisor shall receive shares of common stock of FYI upon closing of the transactions under the Reorganization Agreement in exchange for all of its shares of capital stock in the Company;

         WHEREAS, the Reorganization Agreement provides, as a condition to the closing of the transactions thereunder, that Promisor shall execute and deliver this Agreement;

         WHEREAS, the agreements of Promisor hereunder are an important aspect of the transactions contemplated by the Reorganization Agreement, and Acquisition would not consummate the transactions contemplated by the Reorganization Agreement absent the execution and delivery by Promisor of this Agreement;

         WHEREAS, each of Promisor and Acquisition agree and acknowledge that Promisor has been and is presently engaged in the administrative and securities recordkeeping services business (the foregoing, the "Business"), in and around the territories specified in Schedule I attached hereto (collectively, the "Territory");

         WHEREAS, Promisor and Promisor's affiliates have substantial financial resources, experience in the Business and the ability to operate a business or businesses that could compete with the Company or FYI in the Business following the Closing; and

         WHEREAS, the agreements of Promisor hereunder are reasonable and necessary, both in scope and duration, to protect the business and goodwill of the Company that will be acquired pursuant to the Reorganization Agreement, and Buyer would suffer damages, including the loss of profits, if Promisor or any of his affiliates engaged, directly or indirectly, in a competing business therewith.

         NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

         1. Disclosure of Information. Subject to Section 3(c), Promisor agrees that for a period of five (5) years after the date hereof, without the prior written consent of the Company, Promisor shall not, directly or indirectly, through any form of ownership, in any individual or representative or affiliated capacity whatsoever, except as may be required by law, reveal, divulge, disclose or communicate to any person, firm, association, corporation or other entity in any manner whatsoever information of any kind, nature or description concerning: (i) the names of any prior or present suppliers or customers of the Company, (ii) the prices for which the Company obtains or has obtained products or services, (iii) the names of the personnel of the Company,
(iv) the manner of operation of the Company, (v) the plans, trade secrets, or other data of any kind, nature or description, whether tangible or intangible, of the Company, or (vi) any other financial, statistical or other information that the Company designates or treats as confidential or proprietary. The agreements set forth herein shall not apply to any information that at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Promisor in violation of this Agreement), the disclosure of which is required by law, regulation, order, decree or process or is otherwise approved by the Company or FYI. Without regard to whether any or all of the foregoing matters would be deemed confidential, material or important, the parties hereto stipulate that as between them, the same are important, material and confidential and gravely affect the effective and successful conduct of the Business and its goodwill.

         2. Noncompetition. Subject to Section 3(c), Promisor agrees that for a period of five (5) years following the date hereof, Promisor shall not:

                 (i) Call upon, solicit, divert, take away or attempt to call upon, solicit, divert or take away any past, existing or potential customers, suppliers, businesses, or accounts of the Business in connection with any business substantially similar to the Business in the Territory;

                 (ii) Hire, attempt to hire, contact or solicit with respect to hiring for Promisor or on behalf of any other person any present or future employee of the Company in the Business;

                 (iii) Engage in, or give any advice to any person, firm, partnership, association, venture, corporation or other entity engaged in, a business substantially similar to the Business in the Territory;

                 (iv) Lend credit, money or reputation for the purpose of establishing or operating a business substantially similar to the Business in the Territory;

                 (v) Do any act that Promisor knew or reasonably should have known would be reasonably likely to materially injure the Company;

                 (vi) Without limiting the generality of the foregoing provisions, conduct a business substantially similar to the Business under the name "MMS Escrow and Transfer Agency" or any other trade names, trademarks or service marks heretofore used by Promisor in the Territory other than as contemplated in the Reorganization Agreement.

         The covenants in subsections (i) through (vi) are intended to restrict Promisor from competing in the Territory in any manner with the Company or the Business in the activities that have heretofore been carried on by the Company. The obligations set forth in subsections (i) through (vi) above shall apply to actions by Promisor, through any form of ownership, and whether as principal, officer, director, agent, employee, employer, consultant, shareholder or holder of any equity security (beneficially or as trustee of any trust), lender, partner, joint venturer or in any other individual or representative or affiliated capacity whatsoever. None of the foregoing shall prevent Promisor from being the holder of up to 5.0% in the aggregate of any class of securities of any corporation engaged in the activities described in subsections (i) through (vi) above, provided that such securities are listed on a national securities exchange or reported on Nasdaq.

         3.      Enforcement of Covenants.

                          (a) Promisor acknowledges that a violation or attempted violation of any of the covenants and agreements in Sections 1 and 2 above will cause such damage to the Company as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, Promisor agrees that the Company shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining such violation or attempted violation of such covenants and agreements by Promisor, or the affiliates, partners or agents of such Promisor, as well as to recover from Promisor any and all costs and expenses sustained or incurred by the Company in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. Promisor agrees that no bond or other security shall be required in connection with such injunction. Promisor further agrees that the five (5) year period of restriction set forth in Sections 1 and 2 above shall be tolled during any period of violation thereof by Promisor. Any exercise by the Company of its rights pursuant to this Section 3 shall be cumulative and in addition to any other remedies to which the Company may be entitled. Each party represents and warrants that it has been represented by counsel in the negotiation and execution of this Agreement, including without limitation the provisions set forth above in this Section 3(a) concerning the recovery of attorneys' fees.

                          (b) Promisor understands and acknowledges that the Company shall have the right, in its sole discretion, to reduce the scope of any covenants set forth in Sections 1 and 2, or any portion thereof, without Promisor's consent, effective immediately upon receipt by Promisor of written notice thereof; and Promisor agrees that Promisor shall comply forthwith with any covenant as so modified, which shall be fully enforceable as so revised in accordance with the terms of this Agreement.

                          (c) In the event that Promisor's Employment Agreement with Acquisition dated of even date herewith is terminated without cause by Acquisition or with good reason by Promisor (as described in such Employment Agreement), the term of Promisor's covenants and agreements set forth in Sections 1 and 2 hereof shall be reduced to one (1) year from the effective date of such termination.

         4. Intellectual Property. Promisor recognizes and agrees that, on and after the date hereof, Promisor will not have the right to use for Promisor's own account any of the service marks, trademarks, trade names, licenses, procedures, processes, labels, trade secrets or customer lists of the Company.

         5. Validity. To the extent permitted by applicable law, if it should ever be held that any provision contained herein does not contain reasonable limitations as to time, geographical area or scope of activity to be restrained, then the court so holding shall at the request of the Company reform such provisions to the extent necessary to cause them to contain reasonable limitations as to time, geographical area and scope of activity to be restrained and to give the maximum permissible effect to the intentions of the parties as set forth herein; and the court shall enforce such provisions as so reformed. If, notwithstanding the foregoing, any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or enforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically by the Company as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and the parties hereby agree to such provision.

         6. Notice. Any notice, request, instruction, document or other communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (i) delivered personally, (ii) sent by telecopy with electronic confirmation of receipt, (iii) delivered by overnight express, or (iv) sent by registered or certified mail, postage prepaid, as follows:

         If to the Company:
                                  MMS Escrow Acquisition Corp.
                                  c/o F.Y.I. Incorporated
                                  3232 McKinney Avenue, Suite 900
                                  Dallas, Texas 75204
                                  Attention: Margot T. Lebenberg, Esq.
                                  Telecopy No. (214) 953-7550

         If to Promisor:
                                  Mr. Craig F. Moncher
                                  1845 Maxwell
                                  Suite 101
                                  Detroit, Michigan 48084-4510

         With a copy to:
                                  Weisman Trogan Young and Schloss, P.C.
                                  30100 Telegraph Road
                                  Suite 428
                                  Bingham Farms, Michigan 48025-4518
                                  Attn: Howard B. Young, Esq.

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon receipt by such party. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

         7. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the matters covered hereby, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         8. Modification and Waiver. No modification or amendment of any of the terms, conditions or provisions in this Agreement may be made otherwise than by written agreement signed by the parties hereto, except as provided in Sections 3(b) and 5 hereof. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party nor shall such waiver constitute a continuing waiver.

         9. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto, and any purported assignment in violation of this Section 9 shall be null and void.

         10. Headings. The headings of the sections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.



                [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have duly caused this Agreement to be executed as of the date first above written.

                                           ACQUISITION:

                                           MMS ESCROW ACQUISITION CORP.



                                           By:
                                             ---------------------------------
                                           Printed Name:
                                           Title:


                                           PROMISOR:



                                           -----------------------------------
                                           Craig F. Moncher

                                   SCHEDULE I

                                   TERRITORY


         That area within the boundaries of the State of Michigan (the "State") and within one hundred (100) miles of any boundary of the State.

                      SHAREHOLDER NONCOMPETITION AGREEMENT

         THIS SHAREHOLDER NONCOMPETITION AGREEMENT (the "Agreement") made and entered into as of the 27th day of March, 1997, by and among MMS Escrow Acquisition Corp., a Delaware corporation ("Acquisition"), and Kyle C. Kerbawy ("Promisor").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Agreement and Plan of Reorganization dated as of March 27, 1997 (the "Reorganization Agreement"), by and between Acquisition, F.Y.I. Incorporated ("FYI"), MMS Escrow and Transfer Agency, Inc. (the "Company"), Promisor and the other shareholders listed therein, Acquisition is to merge into the Company and the Company is to be the Surviving Corporation in the Merger (each as defined in the Reorganization Agreement);

         WHEREAS, an affiliate of Promisor shall receive shares of common stock of FYI upon closing of the transactions under the Reorganization Agreement in exchange for all of its shares of capital stock in the Company;

         WHEREAS, the Reorganization Agreement provides, as a condition to the closing of the transactions thereunder, that Promisor shall execute and deliver this Agreement;

         WHEREAS, the agreements of Promisor hereunder are an important aspect of the transactions contemplated by the Reorganization Agreement, and Acquisition would not consummate the transactions contemplated by the Reorganization Agreement absent the execution and delivery by Promisor of this Agreement;

         WHEREAS, each of Promisor and Acquisition agree and acknowledge that Promisor has been and is presently engaged in the administrative and securities recordkeeping services business (the foregoing, the "Business"), in and around the territories specified in Schedule I attached hereto (collectively, the "Territory");

         WHEREAS, Promisor and Promisor's affiliates have substantial financial resources, experience in the Business and the ability to operate a business or businesses that could compete with the Company or FYI in the Business following the Closing; and

         WHEREAS, the agreements of Promisor hereunder are reasonable and necessary, both in scope and duration, to protect the business and goodwill of the Company that will be acquired pursuant to the Reorganization Agreement, and Buyer would suffer damages, including the loss of profits, if Promisor or any of his affiliates engaged, directly or indirectly, in a competing business therewith.

         NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

         1. Disclosure of Information. Subject to Section 3(c), Promisor agrees that for a period of five (5) years after the date hereof, without the prior written consent of the Company, Promisor shall not, directly or indirectly, through any form of ownership, in any individual or representative or affiliated capacity whatsoever, except as may be required by law, reveal, divulge, disclose or communicate to any person, firm, association, corporation or other entity in any manner whatsoever information of any kind, nature or description concerning: (i) the names of any prior or present suppliers or customers of the Company, (ii) the prices for which the Company obtains or has obtained products or services, (iii) the names of the personnel of the Company,
(iv) the manner of operation of the Company, (v) the plans, trade secrets, or other data of any kind, nature or description, whether tangible or intangible, of the Company, or (vi) any other financial, statistical or other information that the Company designates or treats as confidential or proprietary. The agreements set forth herein shall not apply to any information that at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Promisor in violation of this Agreement), the disclosure of which is required by law, regulation, order, decree or process or is otherwise approved by the Company or FYI. Without regard to whether any or all of the foregoing matters would be deemed confidential, material or important, the parties hereto stipulate that as between them, the same are important, material and confidential and gravely affect the effective and successful conduct of the Business and its goodwill.

         2. Noncompetition. Subject to Section 3(c), Promisor agrees that for a period of five (5) years following the date hereof, Promisor shall not:

                 (i) Call upon, solicit, divert, take away or attempt to call upon, solicit, divert or take away any past, existing or potential customers, suppliers, businesses, or accounts of the Business in connection with any business substantially similar to the Business in the Territory;

                 (ii) Hire, attempt to hire, contact or solicit with respect to hiring for Promisor or on behalf of any other person any present or future employee of the Company in the Business;

                 (iii) Engage in, or give any advice to any person, firm, partnership, association, venture, corporation or other entity engaged in, a business substantially similar to the Business in the Territory;

                 (iv) Lend credit, money or reputation for the purpose of establishing or operating a business substantially similar to the Business in the Territory;

                 (v) Do any act that Promisor knew or reasonably should have known would be reasonably likely to materially injure the Company;

                 (vi) Without limiting the generality of the foregoing provisions, conduct a business substantially similar to the Business under the name "MMS Escrow and Transfer Agency, Inc." or any other trade names, trademarks or service marks heretofore used by Promisor in the Territory other than as contemplated in the Reorganization Agreement.

         The covenants in subsections (i) through (vi) are intended to restrict Promisor from competing in the Territory in any manner with the Company or the Business in the activities that have heretofore been carried on by the Company. The obligations set forth in subsections (i) through (vi) above shall apply to actions by Promisor, through any form of ownership, and whether as principal, officer, director, agent, employee, employer, consultant, shareholder or holder of any equity security (beneficially or as trustee of any trust), lender, partner, joint venturer or in any other individual or representative or affiliated capacity whatsoever. None of the foregoing shall prevent Promisor from being the holder of up to 5.0% in the aggregate of any class of securities of any corporation engaged in the activities described in subsections (i) through (vi) above, provided that such securities are listed on a national securities exchange or reported on Nasdaq.

         3.      Enforcement of Covenants.

                          (a) Promisor acknowledges that a violation or attempted violation of any of the covenants and agreements in Sections 1 and 2 above will cause such damage to the Company as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, Promisor agrees that the Company shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining such violation or attempted violation of such covenants and agreements by Promisor, or the affiliates, partners or agents of such Promisor, as well as to recover from Promisor any and all costs and expenses sustained or incurred by the Company in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. Promisor agrees that no bond or other security shall be required in connection with such injunction. Promisor further agrees that the five (5) year period of restriction set forth in Sections 1 and 2 above shall be tolled during any period of violation thereof by Promisor. Any exercise by the Company of its rights pursuant to this Section 3 shall be cumulative and in addition to any other remedies to which the Company may be entitled. Each party represents and warrants that it has been represented by counsel in the negotiation and execution of this Agreement, including without limitation the provisions set forth above in this Section 3(a) concerning the recovery of attorneys' fees.

                          (b) Promisor understands and acknowledges that the Company shall have the right, in its sole discretion, to reduce the scope of any covenants set forth in Sections 1 and 2, or any portion thereof, without Promisor's consent, effective immediately upon receipt by Promisor of written notice thereof; and Promisor agrees that Promisor shall comply forthwith with any covenant as so modified, which shall be fully enforceable as so revised in accordance with the terms of this Agreement.

                          (c) In the event that Promisor's Employment Agreement with Acquisition dated of even date herewith is terminated without cause by Acquisition or with good reason by Promisor (as described in such Employment Agreement), the term of Promisor's covenants and agreements set forth in Sections 1 and 2 hereof shall be reduced to one (1) year from the effective date of such termination.

         4. Intellectual Property. Promisor recognizes and agrees that, on and after the date hereof, Promisor will not have the right to use for Promisor's own account any of the service marks, trademarks, trade names, licenses, procedures, processes, labels, trade secrets or customer lists of the Company.

         5. Validity. To the extent permitted by applicable law, if it should ever be held that any provision contained herein does not contain reasonable limitations as to time, geographical area or scope of activity to be restrained, then the court so holding shall at the request of the Company reform such provisions to the extent necessary to cause them to contain reasonable limitations as to time, geographical area and scope of activity to be restrained and to give the maximum permissible effect to the intentions of the parties as set forth herein; and the court shall enforce such provisions as so reformed. If, notwithstanding the foregoing, any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or enforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically by the Company as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and the parties hereby agree to such provision.

         6. Notice. Any notice, request, instruction, document or other communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (i) delivered personally, (ii) sent by telecopy with electronic confirmation of receipt, (iii) delivered by overnight express, or (iv) sent by registered or certified mail, postage prepaid, as follows:

         If to the Company:

                                  MMS Escrow Acquisition Corp.
                                  c/o F.Y.I. Incorporated
                                  3232 McKinney Avenue, Suite 900
                                  Dallas, Texas 75204
                                  Attention: Margot T. Lebenberg, Esq.
                                  Telecopy No. (214) 953-7550

         If to Promisor:
                                  Mr. Kyle C. Kerbawy
                                  1845 Maxwell
                                  Suite 101
                                  Detroit, Michigan 48084-4510

         With a copy to:
                                  Weisman Trogan Young and Schloss, P.C.
                                  30100 Telegraph Road
                                  Suite 428
                                  Bingham Farms, Michigan 48025-4518
                                  Attn: Howard B. Young, Esq.

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon receipt by such party. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

         7. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the matters covered hereby, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         8. Modification and Waiver. No modification or amendment of any of the terms, conditions or provisions in this Agreement may be made otherwise than by written agreement signed by the parties hereto, except as provided in Sections 3(b) and 5 hereof. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party nor shall such waiver constitute a continuing waiver.

         9. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto, and any purported assignment in violation of this Section 9 shall be null and void.

         10. Headings. The headings of the sections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.



                [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have duly caused this Agreement to be executed as of the date first above written.

                                          ACQUISITION:

                                          MMS ESCROW ACQUISITION CORP.



                                          By:
                                            ----------------------------------
                                          Printed Name:
                                          Title:


                                          PROMISOR:




                                          ------------------------------------
                                          Kyle C. Kerbawy

                                   SCHEDULE I

                                   TERRITORY


         That area within the boundaries of the State of Michigan (the "State") and within one hundred (100) miles of any boundary of the State.

                                   ANNEX VIII

                                TO THAT CERTAIN
                      AGREEMENT AND PLAN OF REORGANIZATION
                           DATED AS OF MARCH 27, 1997
                                  BY AND AMONG
                              F.Y.I. INCORPORATED
                          MMS ESCROW ACQUISITION CORP.
                      MMS ESCROW AND TRANSFER AGENCY, INC.
                                      AND
                         THE SHAREHOLDERS NAMED THEREIN

                              AFFILIATE AGREEMENT

                              AFFILIATE AGREEMENT

         THIS AFFILIATE AGREEMENT (the "Agreement") is made and entered into as of March 27, 1997 by and among F.Y.I. Incorporated, a Delaware corporation ("FYI"), MMS Escrow Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of FYI ("Newco"), MMS Escrow and Transfer Agency, Inc., a Michigan corporation (the "Company"), and the undersigned affiliate of the Company ("Affiliate").

                                    RECITALS

         A. The Company, FYI, Newco, Affiliate and certain other parties have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") and the Company and Newco have entered or will enter into a Plan of Merger, which agreements (collectively, the "Merger Agreements") provide for the merger (the "Merger") of Newco with and into the Company, with the Company as the surviving corporation (the "Surviving Corporation"). Pursuant to the Merger, all outstanding capital stock of the Company will be converted into the common stock, $.01 par value of FYI (the "FYI Stock").

         B. Affiliate may, as a result of the Merger, receive shares of FYI Stock (the "Shares") in exchange for shares owned by Affiliate of the common stock of the Company (the "Company Stock").

         C. Affiliate understands that, because the Merger will be accounted for using the "pooling of interests" method and Affiliate may be deemed, as of the date hereof, to be an "affiliate" of the Company, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), the Shares beneficially owned by Affiliate may only be disposed of in conformity with the limitations described herein.

         NOW THEREFORE, the parties agree as follows:

         1. Agreement to Retain Shares. (a) Affiliate agrees not to transfer, sell, or otherwise dispose of or direct or cause the sale, transfer or other disposition of, or reduce Affiliate's risk relative to, any shares of the Company Stock (except for the conversion of the Company Stock into FYI Stock in the Merger) or Shares held by Affiliate or on Affiliate's behalf, whether owned on the date hereof or after acquired, within the thirty (30) days prior to the Effective Time of the Merger (as defined in the Reorganization Agreement).

                 (b) Affiliate further agrees not to transfer, sell or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, or reduce Affiliate's risk relative to, any Shares held by Affiliate or on Affiliate's behalf or received by Affiliate or on Affiliate's behalf in or as a result of the Merger or otherwise, until after the date (the "Expiration Date") FYI shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission on Form 10-K, 10-Q or 8-K or any other public filing, statement or public announcement that includes the combined financial results (including combined sales and net income) of FYI and the Company for a period of at least thirty (30) days of combined operations of FYI and the Company following the Effective Time of the Merger.

         2. Representations, Warranties and Covenants of Affiliate. Affiliate represents, warrants and covenants as follows:

                 (a) Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

                 (b) Affiliate will not sell, transfer, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any Shares, except: (i) in a transaction permitted pursuant to Rule 145 under the Securities Act; (ii) in a transaction that is otherwise exempt from the registration requirements of the Securities Act; or (iii) pursuant to a registration statement under the Securities Act.

         3. Rules 144 and 145. From and after the Effective Time of the Merger and for so long as is necessary in order to permit Affiliate to sell the Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, FYI will use reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, referred to in paragraph (c) of Rule 144 under the Securities Act, in order to permit Affiliate to sell, transfer or otherwise dispose of the Shares held by it pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144.

         4.      Limited Resales.  FYI acknowledges that the provisions of
Section 2(b) of this Agreement will be satisfied as to any sale by the undersigned of the Shares pursuant to Rule 145(b) under the Securities Act, upon receipt of a broker's letter and a letter from the undersigned with respect to that sale stating that the applicable requirements of Rule 145(d)(1) have been met or a letter from the undersigned stating that the requirements of Rule 145(d)(1) are inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3); provided, however, that FYI has no reasonable basis to believe that such sales were not made in compliance with such provisions of Rule 135(d) and subject to any changes in Rule 145 after the date of this Agreement.

         5. Legends. Affiliate also understands and agrees that stop transfer instructions will be given to FYI's transfer agent with respect to certificates evidencing the Shares and that there will be placed on the certificate evidencing the Shares legends stating in substance:

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT ISSUED IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED HEREBY HAVE BEEN

         ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL TO THE ISSUER, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD,TRANSFERRED OR ASSIGNED, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT, PRIOR TO THE PUBLICATION AND DISSEMINATION OF FINANCIAL STATEMENTS BY THE ISSUER WHICH INCLUDE THE RESULTS OF AT LEAST THIRTY (30) DAYS OF COMBINED OPERATIONS OF THE ISSUER AND THE SURVIVING CORPORATION OF THE MERGER BETWEEN MMS ESCROW ACQUISITION CORP. AND MMS ESCROW AND TRANSFER AGENCY, INC. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENTS) WHEN THIS REQUIREMENT HAS BEEN MET.

and

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THESE SHARES MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF SUCH RULE.

After the Expiration Date, FYI agrees to deliver instructions to its transfer agent to remove the above legends, and replace such legends with the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THESE SHARES MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF SUCH RULE.

and (to the extent applicable):

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT ISSUED IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF

         COUNSEL TO THE ISSUER, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

FYI agrees to remove promptly such stop transfer instructions and legend by delivery of instructions to its transfer agent to remove such legend upon (i) the transfer of the Shares represented by such certificate pursuant to a registration statement under the Securities Act or in accordance with the applicable provisions of Rule 145 under the Securities Act (including, without limitation, paragraph (d) thereof), (ii) the expiration of the restrictive period set forth in Rule 145(d), or (iii) the delivery by Affiliate to FYI of a copy of a letter from the Staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to FYI, to the effect that such legend is not required for purposes of the Securities Act.

         6.      Miscellaneous.

                 (a) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                 (b) Binding Agreement. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Affiliate and pledgees holding FYI Stock as collateral.

                 (c) Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

                 (d) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

                 (e) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                 (f) Third Party Reliance. Counsel to and independent auditors for the parties shall be entitled to rely upon this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.


FYI:                                          AFFILIATE:

F.Y.I. INCORPORATED
                                              --------------------------------


By:                                           By:
   ----------------------------                  -----------------------------
Title:                                        Title:
      -------------------------                     --------------------------

                                              Affiliate's Address for Notice:

                                              1845 Maxwell
                                              Suite 101
                                              Detroit, Michigan 48084-4510


THE COMPANY:                                  NEWCO:

MMS ESCROW AND TRANSFER                       MMS ESCROW ACQUISITION CORP.
AGENCY, INC.


By:                                           By:
   ----------------------------                  -----------------------------
Title:                                        Title:
      -------------------------                     --------------------------